Exhibit 10.1

                                CREDIT AGREEMENT

                          Dated as of February 1, 2002

                                      among

                            PRECISION PARTNERS, INC.,


                           MID STATE MACHINE PRODUCTS,


                      NATIONWIDE PRECISION PRODUCTS CORP.,


                         GALAXY INDUSTRIES CORPORATION,


                            GENERAL AUTOMATION, INC.,


                          CERTIFIED FABRICATORS, INC.,


                       GILLETTE MACHINE & TOOL CO., INC.,


                                       and

                         GALAXY PRECISION PRODUCTS CORP.


                                  as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,


                               as Credit Parties,

                      GENERAL ELECTRIC CAPITAL CORPORATION

                               as Lender and Agent

                               ABLECO FINANCE LLC

                                    as Lender

                       THE OTHER LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                        GECC CAPITAL MARKETS GROUP, INC.


                                as Lead Arranger

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                            as Revolving Credit Agent

                                TABLE OF CONTENTS



1.    AMOUNT AND TERMS OF CREDIT...........................................


      1.1.  Credit Facilities..............................................


      1.2.  Prepayments....................................................


      1.3.  Use of Proceeds................................................


      1.4.  Interest and Applicable Margins................................


      1.5.  Eligible Accounts..............................................


      1.6.  Eligible Inventory.............................................


      1.7.  Cash Management Systems........................................


      1.8.  Fees. .........................................................


      1.9.   Receipt of Payments...........................................


      1.10. Application and Allocation of Payments.........................


      1.11. Loan Account and Accounting....................................


      1.12. Indemnity......................................................


      1.13. Access.........................................................


      1.14. Taxes..........................................................


      1.15. Capital Adequacy; Increased Costs; Illegality..................


      1.16. Reliance on Notices; Appointment of Borrower Representative....


      1.17. Letters of Credit..............................................



2.    CONDITIONS PRECEDENT.................................................


      2.1.  Conditions to the Initial Loans, Master Lease and
              Letter of Credit.............................................


      2.2.  Further Conditions to Each Advance or Letter of Credit.........



3.    REPRESENTATIONS AND WARRANTIES.......................................


      3.1.  Corporate Existence; Compliance with Law.......................


      3.2.  Executive Offices; FEIN........................................


      3.3.  Corporate Power, Authorization, Enforceable Obligations........


      3.4.  Financial Statements and Projections...........................


      3.5.  Material Adverse Effect........................................


      3.6.  Ownership of Property; Liens...................................


      3.7.  Labor Matters..................................................


      3.8.  Ventures, Subsidiaries and Affiliates; Outstanding Stock
              and Indebtedness.............................................


      3.9.  Government Regulation..........................................


      3.10. Margin Regulations.............................................


      3.11. Taxes .........................................................


      3.12. ERISA..........................................................


      3.13. No Litigation..................................................


      3.14. Brokers........................................................


      3.15. Intellectual Property..........................................


      3.16. Full Disclosure................................................


      3.17. Environmental Matters..........................................


      3.18. Insurance......................................................


      3.19. Deposit and Disbursement Accounts..............................


      3.20. Government Contracts...........................................


      3.21. Customer and Trade Relations...................................


      3.22. Agreements and Other Documents.................................


      3.23. Solvency.......................................................


      3.24. Fiscal Year....................................................


      3.25. Matters Related to Subordinated Debt...........................


      3.26. Master Lease.  The Master Lease is a capital lease
              as determined in accordance with GAAP........................



4.    FINANCIAL STATEMENTS AND INFORMATION.................................


      4.1.  Reports and Notices............................................


      4.2.  Communication with Accountants.................................



5.    AFFIRMATIVE COVENANTS................................................


      5.1.  Maintenance of Existence and Conduct of Business...............


      5.2.  Payment of Obligations.........................................


      5.3.  Books and Records..............................................


      5.4.  Insurance; Damage to or Destruction of Collateral..............


      5.5.  Compliance with Laws...........................................


      5.6.  Supplemental Disclosure........................................


      5.7.  Intellectual Property..........................................


      5.8.  Environmental Matters..........................................


      5.9.  Landlords' Agreements, Mortgagee Agreements and Bailee Letters.


      5.10. Change in Collateral...........................................


      5.11. After Acquired Real Property...................................


      5.12. Further Assurances.............................................


      5.13. Inventory Systems Audit........................................


      5.14. Subordinated Debt..............................................


      5.15. Reporting......................................................



6.    NEGATIVE COVENANTS...................................................


      6.1.  Mergers, Subsidiaries, Etc.....................................


      6.2.  Investments; Loans and Advances................................


      6.3.  Indebtedness...................................................


      6.4.  Employee Loans, Affiliate Transactions, Management Fees........


      6.5.  Capital Structure and Business.................................


      6.6.  Guaranteed Indebtedness........................................


      6.7.  Liens..........................................................


      6.8.  Sale of Stock and Assets.......................................


      6.9.  ERISA..........................................................


      6.10. Financial Covenants............................................


      6.11. Hazardous Materials............................................


      6.12. Sale-Leasebacks................................................


      6.13. Cancellation of Indebtedness...................................


      6.14. Restricted Payments............................................


      6.15. Change of Corporate Name or Location; Change of Fiscal Year....


      6.16. No Impairment of Intercompany Transfers........................


      6.17. No Speculative Transactions....................................


      6.18. Leases.........................................................


      6.19. Financing Statements...........................................



7.    TERM.................................................................


      7.1.  Termination....................................................


      7.2.  Survival of Obligations Upon Termination of
              Financing Arrangements.......................................



8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES...............................


      8.1.  Events of Default..............................................


      8.2.  Remedies.......................................................


      8.3.  Waivers by Credit Parties......................................



9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT..................


      9.1.  Assignment and Participations..................................


      9.2.  Appointment of Agents..........................................


      9.3.  Agent's  and Revolving Credit Agent's Reliance, Etc............


      9.4.  GE Capital and Successor Agent or Revolving Credit Agent
              and Affiliates...............................................


      9.5.  Lender Credit Decision.........................................


      9.6.  Indemnification................................................


      9.7.  Successor Agent and Revolving Credit Agent.....................


      9.8.  Setoff and Sharing of Payments.................................


      9.9.  Advances; Payments; Non-Funding Lenders; Information;
              Actions in Concert...........................................



10.   SUCCESSORS AND ASSIGNS...............................................


      10.1.  Successors and Assigns........................................



11.   MISCELLANEOUS........................................................


      11.1.  Complete Agreement; Modification of Agreement.................


      11.2.  Amendments and Waivers........................................


      11.3.  Fees and Expenses.............................................


      11.4.  No Waiver.....................................................


      11.5.  Remedies......................................................


      11.6.  Severability..................................................


      11.7.  Conflict of Terms.............................................


      11.8.  Confidentiality...............................................


      11.9.  GOVERNING LAW.................................................


      11.10.  Notices......................................................


      11.11.  Section Titles...............................................


      11.12.  Counterparts.................................................


      11.13.  WAIVER OF JURY TRIAL.........................................


      11.14.  Press Releases...............................................


      11.15.  Reinstatement................................................


      11.16.  Advice of Counsel............................................


      11.17.  No Strict Construction.......................................



12.   CROSS GUARANTY AND BORROWER CONTRIBUTION RIGHTS......................


      12.1.  Cross-Guaranty................................................


      12.2.  Waivers by Borrowers..........................................


      12.3.  Benefit of Guaranty...........................................


      12.4.  Subordination of Subrogation, Etc.............................


      12.5.  Election of Remedies..........................................


      12.6.  Limitation....................................................


      12.7.  Contribution with Respect to Obligations......................


      12.8.  Liability Cumulative..........................................


      12.9.  Joint and Several Liability, Etc..............................

                                CREDIT AGREEMENT
                                ----------------


      CREDIT AGREEMENT, dated as of February 1, 2002 among (a) PRECISION PARTNERS, INC., a Delaware corporation ("Precision"), GALAXY INDUSTRIES CORPORATION, a Michigan corporation ("Galaxy"), MID STATE MACHINE PRODUCTS, a Maine corporation ("Mid State"), NATIONWIDE PRECISION PRODUCTS CORP., a New York corporation ("Nationwide"), GENERAL AUTOMATION, INC., an Illinois corporation ("GA"), CERTIFIED FABRICATORS, INC., a California corporation ("Certified Fabricators"), GILLETTE MACHINE & TOOL CO., INC., a New York corporation ("Gillette"), and GALAXY PRECISION PRODUCTS CORP., a Delaware corporation ("GPPC") (Precision, Galaxy, Mid State, Nationwide, GA, Certified Fabricators, Gillette, and GPPC, together with their permitted successors and assigns being sometimes hereinafter called collectively, "Borrowers"); (b) PRECISION PARTNERS HOLDING COMPANY, a Delaware corporation ("Holdings"); (c) GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders; (d) GENERAL ELECTRIC CAPITAL CORPORATION, as Revolving Credit Agent; (e) ABLECO FINANCE LLC, a Delaware limited liability company ("Ableco") as Lender, and (f) the other Lenders from time to time party hereto.


                                    RECITALS

      WHEREAS, Borrowers desire that Lenders (i) extend revolving and term credit facilities to Borrowers in the amount of up to Sixty-Nine Million Fifty Thousand Dollars ($69,050,000.00) in the aggregate, to provide (a) working capital financing for Borrowers, and (b) funds for the refinancing of certain senior debt, capital expenditures and other general corporate purposes of Borrowers, and (ii) make available a capital lease for the lease of equipment with an original capitalized lessor's cost of Five Million Nine Hundred Fifty Thousand Dollars ($5,950,000); and for these purposes, Lenders are willing to make such credit facilities available to Borrowers, upon the terms and conditions set forth herein; and

      WHEREAS, Borrowers desire to secure all of their obligations under the Operative Documents by granting to Agent or the Revolving Credit Agent, for the benefit of Lenders, a security interest in and Lien upon substantially all of their existing and after-acquired personal (other than intercompany debt) and real property; and

      WHEREAS, Borrowers desire to further secure all of their obligations under the Operative Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in all of the issued and outstanding capital stock of each subsidiary of any of the Borrowers; and

      WHEREAS, Holdings is willing to guaranty all of the obligations of Borrowers to Lenders under the Operative Documents and to pledge to Agent, for the benefit of Agent and Lenders, all of the capital stock of Precision to secure such guaranty; and

      WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

      1.1.  Credit Facilities.
            -----------------

            1.1.1 Revolving Loan.

                  a. Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base, in each case less the sum of the Letter of Credit Obligations outstanding at such time ("Borrowing Availability"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower Representative to the representative of the Revolving Credit Agent identified on Disclosure Schedule 1.1 at the address specified thereon. Those notices must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") may be given by telephone (promptly confirmed by a written notice substantially in the form of Exhibit 1.1.1(a), which notice shall include the information required in such Exhibit and such other information as the Revolving Credit Agent shall have otherwise previously reasonably requested). If the Borrowers desire to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.4(e).

                  b. Borrowers shall execute and deliver to the Revolving Credit Agent, for the benefit of each Revolving Lender, a note to evidence Borrowers' joint and several obligation to repay all Advances with interest. The note shall be in the principal amount equal to the Maximum Amount, dated the Closing Date and substantially in the form of Exhibit 1.1.1(b) (the "Revolving Note"). The Revolving Note shall represent the obligation of Borrowers to jointly and severally pay the amount of all Revolving Credit Advances together with interest thereon as prescribed in Section 1.4. The entire unpaid balance of the aggregate Revolving Credit Advances and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date. Each payment of principal with respect to the Revolving Credit Advances shall be paid to the Revolving Credit Agent for the benefit of the Revolving Lenders ratably in proportion to each such Revolving Lender's Revolving Commitment.

            1.1.2 Term Loan.

                  a. Subject to the terms and conditions hereof, Term Lenders agree to make a term loan (the "Term Loan") on the Closing Date to the Borrowers in the original principal amount of the Term Loan Commitment. The obligations of each Term Lender hereunder shall be several and not joint. The portion of the Term Loan made by each Term Lender shall be evidenced by a promissory note substantially in the form of Exhibit 1.1.2(a) (each a "Term Note", and collectively, the "Term Notes"), and Borrowers shall execute and deliver the Term Notes to the respective Term Lenders in the principal amounts hereinafter set forth:

                  GE Capital              $19,050,000

                  Ableco                  $25,000,000

       Each Term Note shall represent the obligation of the Borrowers to jointly and severally pay the portion of the Term Loan advanced by the Term Lender to whom such Term Note is payable, together with interest thereon as prescribed in
Section 1.4.

                  b. Borrowers shall jointly and severally pay the principal amount of the Term Loan in fourteen (14) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing October 1, 2002, as follows (as such amounts are reduced by the application of prepayments made pursuant to Section 1.2):

            Payment Date                    Installment Amount
            ------------                    ------------------

            October 1, 2002                     $1,101,250
            January 1, 2003                     $1,101,250
            April 1, 2003                       $1,101,250
            July 1, 2003                        $1,101,250
            October 1, 2003                     $1,101,250
            January 1, 2004                     $1,101,250
            April 1, 2004                       $1,101,250
            July 1, 2004                        $1,101,250
            October 1, 2004                     $1,101,250
            January 1, 2005                     $1,101,250
            April 1, 2005                       $2,202,500
            July 1, 2005                        $2,202,500
            October 1, 2005                     $2,202,500
            January 1, 2006                    $26,430,000

                  c. Notwithstanding the foregoing Section 1.1.2(b), the outstanding principal balance of the Term Loan and the Master Lease shall be due and payable in full in immediately available funds if the Revolving Loan Commitment of all Lenders is terminated voluntarily or involuntarily at any time.

                  d. Each payment of principal with respect to the Term Loan shall be paid to Agent for the benefit of the Term Lenders ratably in proportion to each such Term Lender's Term Loan Commitment.

      1.2.  Prepayments.
            -----------

            1.2.1 Voluntary Prepayments. Borrowers may at any time on at least two (2) Business Days' prior written notice in the case of LIBOR Loans, or one
(1) Business Day's prior written notice in the case of Index Rate Loans by Borrower Representative to Agent (and to Revolving Credit Agent, if applicable)
(i) voluntarily prepay all or part of the Term Loan to a principal balance not less than the then-outstanding unamortized capitalized lessor's cost under the Master Lease, (ii) voluntarily prepay all or part of the Revolving Credit Advances at any time without reducing the Revolving Loan Commitment, and/or
(iii) permanently reduce the Revolving Loan Commitment to an amount not less than $20,000,000; provided that any prepayments of the Term Loan or permanent reductions in the Revolving Loan Commitment shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount. Any such voluntary prepayment of the Term Loan must be accompanied by the payment of the fee required by Section 1.8(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.12(b). Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied, provided that any partial prepayments of the Term Loan shall be applied to prepay the scheduled installments of the Term Loan in the inverse order of maturity.

            1.2.2 Mandatory Prepayments.

                  a. If at any time the outstanding balance of the aggregate Revolving Credit Advances exceeds the Borrowing Availability, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

                  b. Immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8 (a), (b), (c), and (h)) or any sale of Stock of any Subsidiary of any Credit Party, unless a Reinvestment Notice is delivered to the Agent prior to or simultaneously with the receipt of such proceeds and the conditions set forth in the Section 1.18 are met, Borrowers shall prepay the outstanding Obligations in an amount equal to all Net Cash Proceeds. If the Borrowers shall send a Reinvestment Notice indicating that the Borrowers intend to use less than all of the Net Cash Proceeds for restoration or replacement, any portion of the Net Cash Proceeds which is not deposited into the reinvestment cash collateral account described in Section
1.18 below shall be applied to prepayment of the outstanding Obligations. Any prepayment under this Section 1.2.2(b) shall be applied in accordance with
Section 1.2.3 or Section 6.8(g) below.

                  c. If Holdings issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof (except equity, the proceeds of which will be used, within 90 days for permitted capital expenditures, the repurchasing of the Subordinated Notes, and the repurchase of stock from employees and former employees for a maximum aggregate amount of $1,000,000), the Borrowers shall prepay the outstanding Obligations in an amount equal to all Net Cash Proceeds. Any such prepayment shall be applied in accordance with Section 1.2.3 below.

                  d. If for any Fiscal Year of the Borrowers, commencing with the fiscal year ending December 31, 2002, there shall be Excess Cash Flow, the Borrowers shall, on the relevant Excess Cash Flow Application Date, apply 75% of such Excess Cash Flow toward repayment of the outstanding Obligations as set forth in Section 1.2.3; provided that the required percentage of Excess Cash Flow to be applied to prepayments pursuant to this Section 1.2.2(d) shall be reduced to 50% for so long as the Borrowers' most recent Consolidated Senior Leverage Ratio is less than 2.0 to 1.0. Each such payment shall be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the earlier of (i) the date upon which the financial statements of the Borrowers for the Fiscal Year with respect to which such prepayment is made are required to be delivered as hereinafter provided, or (ii) the date such statements are actually delivered.

                  e. The Borrowers will immediately prepay the outstanding principal amount of the Term Loan and the Master Lease in the event that the entire Revolving Loan Commitment is terminated for any reason.

                  f. Upon the issuance or incurrence by any Credit Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness permitted by Section 6.3(a)), the Borrowers shall prepay the outstanding Obligations in an amount equal to 100% of the Net Cash Proceeds of such issuance or incurrence of Indebtedness. Any such prepayment shall be applied in accordance with the provisions of Section 1.2.3 below.

                  g. Upon the receipt by any Credit Party or any of its Subsidiaries of any Extraordinary Receipts the Borrowers shall prepay the outstanding Obligations in an amount equal to 100% of the Net Cash Proceeds of such Extraordinary Receipts, to be applied in accordance with Section 1.2.3 below.

            1.2.3 Application of Certain Mandatory Prepayments. Any prepayments made by Borrowers pursuant to Sections 1.2.2(b), 1.2.2(c), 1.2.2(d), 1.2.2(f) or 1.2.2(g) above (other than a prepayment made in connection with the sale of the assets described on Disclosure Schedule 6.8) shall be applied as follows:

                  a. Any mandatory prepayments arising from the sale or disposition of (i) Accounts arising from the sale or lease of Inventory or the rendition of services or (ii) Inventory, or from Recovery Events relating to Inventory, or from the Extraordinary Receipts arising in connection with amounts due in connection with Accounts arising from the sale or lease of Inventory or the rendition of services or Inventory shall be applied: first, to interest then due and payable on Revolving Credit Advances made to Borrowers; second, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full; third to interest then due and payable on the Term Loan and the Master Lease ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; fourth, to prepay the Term Loan until the principal balance of the Term Loan is not greater than the unamortized capitalized lessor's cost under the Master Lease; and fifth to the principal balance of the Term Loan and the unamortized capitalized lessor's cost under the Master Lease, ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors.

                  b. Any mandatory prepayments arising from the sale or disposition of all of the stock of a Borrower shall be applied as follows: An amount equal to the book value of the Accounts arising from the sale or lease of Inventory or the rendition of services and Inventory of such Borrower shall be applied first to interest then due and payable on Revolving Credit Advances made to Borrowers; and second, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full; third to interest then due and payable on the Term Loan and the Master Lease ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; fourth, to prepay the Term Loan until the principal balance of the Term Loan is not greater than the unamortized capitalized lessor's cost under the Master Lease; and fifth to the principal balance of the Term Loan and the unamortized capitalized lessor's cost under the Master Lease, ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors. The remainder of any such mandatory prepayment shall be applied first, to interest then due and payable on the Term Loan and the Master Lease ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; second, to prepay the Term Loan until the principal balance of the Term Loan is not greater than the unamortized capitalized lessor's cost under the Master Lease; third, to the principal balance of the Term Loan and the unamortized capitalized lessor's cost under the Master Lease, ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; fourth, to interest then due and payable on Revolving Credit Advances made to Borrowers; and fifth, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full.

                  c. Any mandatory prepayments other than those covered by Sections (a) and (b) above shall be applied: first, to interest then due and payable on the Term Loan and the Master Lease ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; second, to prepay the Term Loan until the principal balance of the Term Loan is not greater than the unamortized capitalized lessor's cost under the Master Lease; third, to the principal balance of the Term Loan and the unamortized capitalized lessor's cost under the Master Lease ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; fourth, to interest then due and payable on Revolving Credit Advances made to Borrowers; and fifth, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full.

            1.2.4 Nothing in this Section 1.2 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in Section 1.2.2 above that is not permitted by other provisions of this Agreement or the other Operative Documents. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments. All prepayments applied to the principal balance of the Term Loan or the unamortized capitalized lessor's cost under the Master Lease shall be applied to scheduled payments in the inverse order of maturity. Anything in the foregoing to the contrary notwithstanding, in the event that a mandatory prepayment becomes due under this Section 1.2 on a date other than at the end of a LIBOR Period, in lieu of making the mandatory prepayment on such date and incurring LIBOR breakage costs, the Borrower may (but shall not be obligated to), on the date upon which such mandatory prepayment is due, deposit the amount of such mandatory prepayment with the Agent, or its designee, as cash collateral, to be applied as set forth above on the last day of the then-applicable LIBOR Period. The Borrowers hereby grant to the Agent, for the benefit of the Lenders, a security interest in any monies so deposited.

      1.3.  Use of Proceeds.
            ---------------

            Borrowers shall utilize the proceeds of the Term Loan, the Master Lease, and the Revolving Loan solely for the Refinancing (and to pay any related transaction expenses), and for the financing of Borrowers' working capital, capital expenditures and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure Schedule 1.3 contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans, proceeds of the Master Lease, and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

      1.4.  Interest and Applicable Margins.
            -------------------------------

                  a. Borrowers shall pay (i) Revolving Credit Agent, for the ratable benefit of Revolving Lenders, in arrears on each applicable Interest Payment Date, interest on the aggregate Revolving Credit Advances outstanding from time to time at the Index Rate plus the Applicable Revolver Index Margin or, at the election of Borrower Representative as hereinafter set forth, at the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin; and (ii) Agent, for the benefit of the Term Lenders ratably in proportion to each such Term Lender's Term Loan Commitment, in arrears on each applicable Interest Payment Date, interest on the Term Loan, at the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin; provided, however, that in no event shall the rate of interest payable on the Term Loan be lower than the Applicable Term Loan Floor.

                  b. If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  c. All computations of Fees calculated on a per annum basis and interest shall be made by Agent, or Revolving Credit Agent, as applicable, on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable (including the first day, but excluding the last day). The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent, or Revolving Credit Agent, as applicable, of any interest rate and Fees hereunder shall be conclusive, absent demonstrable error.

                  d. So long as an Event of Default shall have occurred and be continuing, the interest rates applicable to the Loans, the Master Lease and the Letter of Credit Fees shall be increased to the Default Rate and interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived in writing and shall be payable upon demand.

                  e. So long as no Event of Default shall have occurred and be continuing, and subject to the conditions precedent set forth in this Section 1.4(e), Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of the outstanding balance of the Revolving Credit Advances from an Index Rate Loan to a LIBOR Loan, (iii) convert at any time all or any part of the outstanding balance of the Revolving Credit Advances from a LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with
Section 1.12(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of the Revolving Credit Advances as a LIBOR Loan upon the expiration of any applicable LIBOR Period and the succeeding LIBOR Period of that continued portion of such Revolving Credit Advances shall commence on the last day of the preceding LIBOR Period. Any Index Rate Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at a rate based upon LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loan to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election, or one (1) Business Day prior to the date on which the Borrower Representative wishes to convert any LIBOR Loan to an Index Rate Loan. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default shall have occurred and be continuing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. If Borrower Representative desires to make an election as set forth above, Borrower Representative must make such election to Revolving Credit Agent by telephonic notice promptly confirmed in writing, by telecopy or overnight courier, and in the case of any conversion or continuation made by election of the Borrowers, such written confirmation must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.4(e).

                  f. Notwithstanding anything to the contrary set forth in this
Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Term Lenders or received by Revolving Credit Agent on behalf of Revolving Lenders, as applicable, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.4(a) through (d) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.4(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent or Revolving Credit Agent, as applicable shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.10 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

      1.5.  Eligible Accounts.
            -----------------

            Based on the most recent Borrowing Base Certificate delivered by the Borrowers to Revolving Credit Agent and on other information available to Revolving Credit Agent, Revolving Credit Agent shall in its reasonable credit judgment determine which Accounts of each Borrower shall be "Eligible Accounts" for purposes of this Agreement. In determining whether a particular Account of any Borrower constitutes an Eligible Account, Revolving Credit Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Revolving Credit Agent reserves the right, at any time and from time to time after the Closing Date, upon not less than two Business Days' notice to the Borrowers, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available than would otherwise be available hereunder based upon the criteria, advance rates and Reserves established as of the Closing Date. Eligible Accounts shall not include any Account of any Borrower:

            a. which does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

            b. (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable Lien of a surety bond issuer, in each case to the extent of the amount that is contingent, unenforceable or uncollectible;

            c. as to which any defense, counterclaim, setoff or dispute is asserted, to the extent such defense, counterclaim, setoff, or dispute is asserted;

            d. that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

            e. with respect to which (i) the applicable invoice is a form that is unacceptable to the Revolving Credit Agent, as previously notified to the Borrowers in writing, or (ii) an invoice has not been sent to the applicable Account Debtor;

            f. that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other similar interest of any other Person, other than Liens in favor of Agent or Revolving Credit Agent, on behalf of the Lenders and inchoate Liens for monies not yet due and payable;

            g. that arises from a sale to any other Credit Party or to any director, officer, other employee or Affiliate of any Credit PARTY;

            h. that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless Revolving Credit Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

            i. that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, Nova Scotia and Prince Edward Island) unless payment thereof is assured by a letter of credit assigned and delivered to Revolving Credit Agent, reasonably satisfactory to Revolving Credit Agent as to form, amount and issuer;

            j. to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof;

            k. that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

            l. that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                  (1) it is not paid within the earlier of: ninety (90) days following its due date or one hundred (100) days following its original invoice date;

                  (2) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                  (3) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors, unless such petition has been dismissed or terminated;

            m. which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor to the Borrowers taken as a whole are ineligible under the other criteria set forth in this Section 1.5 (other than pursuant to Sections (j), (q), or (r) of this Section 1.5);

            n. as to which Agent's Lien or the Revolving Credit Agent's Lien thereon, on behalf of the Lenders, is not a first priority perfected Lien (except that an Account may be subject to inchoate Liens for monies not yet due and payable);

            o. as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue in any material respect;

            p. to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

            q. to the extent such Account exceeds any credit limit established by Revolving Credit Agent, in its reasonable discretion;

            r. to the extent that such Account, together with all other Accounts owing by such Account Debtor as of any date of determination, exceed twenty percent (20%) of all Eligible Accounts of the Borrowers taken as a whole; provided, however, that the Revolving Credit Agent, in its discretion, without the need for Lender approval, may permit Accounts owed by any one or more of Bosch Rexroth Corporation, New Venture Gear, Kelsey-Hayes, a subsidiary of TRW, Inc., Eastman Kodak, General Electric Company, General Electric Company Gas Turbine Outsourcing Operation, DANA Corporation, or Caterpillar, Inc. to be treated as Eligible Accounts to the extent that the Accounts owed by any of such entities exceeds 20% of all Eligible Accounts of the Borrowers taken as a whole, so long as the Accounts of any such entity shall not be deemed to be Eligible Accounts to the extent that the Accounts of any such entity exceed 30% of total Eligible Accounts of the Borrowers taken as a whole;

            s. which is payable in any currency other than Dollars; or

            t. which is unacceptable to Revolving Credit Agent in its reasonable credit judgment.

      1.6.  Eligible Inventory.
            ------------------

            Based on the most recent Borrowing Base Certificate delivered by the Borrowers to Revolving Credit Agent and on other information available to Revolving Credit Agent, Revolving Credit Agent shall in its reasonable credit judgment determine which Inventory of each Borrower shall be "Eligible Inventory" for purposes of this Agreement. In determining whether any particular Inventory of any Borrower constitutes Eligible Inventory, Revolving Credit Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Revolving Credit Agent reserves the right, at any time and from time to time after the Closing Date, upon not less than two Business Days' notice to the Borrowers, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of Requisite Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available than would otherwise be available hereunder based upon the eligibility criteria, advance rates, and Reserves established on the Closing Date. Eligible Inventory shall not include any Inventory of any Borrower that:

            a. is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf the Lenders, and Permitted Encumbrances in favor of landlords, warehouseman, and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Revolving Credit Agent in accordance with Section 5.9 hereof), and inchoate Liens for monies not yet due and payable;

            b. is (i) not located on premises owned or leased by such Borrower or (ii) is stored with a bailee, warehouseman or similar Person, unless Revolving Credit Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Revolving Credit Agent, or (y) Reserves satisfactory to Revolving Credit Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at such location is less than $100,000;

            c. is placed on consignment or is in transit;

            d. is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders and inchoate Liens for monies not yet due and payable;

            e. in Revolving Credit Agent's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

            f. consists of display items or packing or shipping materials, manufacturing supplies, or replacement parts for Equipment of any Borrower;

            g. consists of goods which have been returned by the buyer;

            h. is not of a type held for sale in the ordinary course of such Borrower's business;

            i. as to which Agent's Lien, on behalf the Lenders, therein is not a first priority perfected Lien (except that Inventory may be subject to inchoate Liens for monies not yet due and payable);

            j. as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue in any material respect;

            k. consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

            l. is not covered by casualty insurance acceptable to Revolving Credit Agent; or

            m. is otherwise unacceptable to Revolving Credit Agent in its reasonable credit judgment.

      1.7.  Cash Management Systems.
            -----------------------

            Borrowers will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash Management Systems").

      1.8.  Fees.
            ----

            a. Borrowers shall pay to GE Capital and Ableco, as applicable, individually, the Fees specified in the Fee Letter, at the times specified for payment therein.

            b. As additional compensation for the Revolving Lenders, Borrowers agree to pay to Revolving Credit Agent, for the ratable benefit of the Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal to one half of one percent (1/2%) per annum (the "Applicable Unused Line Fee Margin") (calculated on the basis of a 360 day year for actual days elapsed in the period for which Applicable Unused Line Fee Margin is payable, including the first day, but excluding the last day of such period) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Credit Advances and Letter of Credit Obligations outstanding during the period for which such fee is due.

            c. If Borrowers prepay all or any portion of the Term Loan or the Master Lease, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall pay to Agent, for the ratable benefit of the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by the principal amount of the Term Loan or Master Lease prepaid. As used herein, the term "Applicable Percentage" shall mean (w) three percent (3%), in the case of a prepayment on or prior to the first anniversary of the Closing Date, (x) one and one half percent (1.5%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary, and (y) one percent (1%), in the case of a prepayment after the second anniversary of the Closing Date but on or prior to the third anniversary and (z) one half of one percent (1/2%), in the case of a prepayment after the third anniversary of the Closing Date but prior to the fourth anniversary. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.2.2(b), 1.2.2(c), 1.2.2(d), 1.2.2(f), 1.2.2(g) or 6.8(g) or if the
Loans and Master Lease are refinanced by a credit facility in which GE Capital acts as agent; and, in the case of prepayments made pursuant to Section 1.2.2(b) or 1.2.2(c), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

      1.9.  Receipt of Payments.
            -------------------

            Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars. All payments due with respect to the Term Loan shall be made directly to the Agent for the benefit of the Term Lenders in accordance with the wiring instructions set forth on Schedule 1.9 hereto, or in accordance with such other payment instructions as the Agent shall deliver to the Borrower Representative, and all payments made with respect to the Revolving Loan shall be made directly to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefore by the Agent or in the Collection Account, as applicable, prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day.

      1.10. Application and Allocation of Payments.
            --------------------------------------

                  a. So long as no Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts arising from the sale or lease of Inventory or the rendition of services and Inventory received in the ordinary course of business shall be applied to the Revolving Loan Obligations; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of
Section 1.2.1; and (iv) mandatory prepayments shall be applied as set forth in
Section 1.2.3 or Section 6.8(g), as applicable. All payments and prepayments applied to the Term Loan shall be applied for the benefit of the Term Lenders ratably in proportion to each such Term Lender's Commitment with respect to the Term Loan. All payments and prepayments applied to the Revolving Loan shall be applied for the benefit of the Revolving Lenders ratably in proportion to each such Revolving Lender's Commitment with respect to the Revolving Loan. All payments and prepayments applied to the Master Lease shall be applied for the benefit of the Lessors ratably in proportion to each such Lessor's Commitment with respect to the Master Lease.

                  b. At any time when an Event of Default shall have occurred and be continuing, any amounts received by the Agent, the Revolving Credit Agent or the Lenders shall be applied as follows:

            (i) Any proceeds of the disposition of Accounts arising from the sale or lease of Inventory or the rendition of services or Inventory shall be applied: first, ratably to pay the Revolving Loan Obligations in respect of any fees and reimbursements, indemnities and other similar amounts due to Revolving Lenders or the Revolving Credit Agent until paid in full; second, to interest then due and payable on Revolving Credit Advances made to Borrowers until paid in full; third, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full and then to a cash collateral account to secure the Letter of Credit Obligations; fourth, ratably to pay the Term Loan Obligations and the Master Lease Obligations in respect of any fees and reimbursements, indemnities and other similar amounts due to Term Lenders, Lessors, or Agent until paid in full; fifth, to interest then due and payable on the Term Loan and the Master Lease ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; sixth, to prepay the Term Loan until the principal balance of the Term Loan is not greater than the unamortized capitalized lessor's cost under the Master Lease; and seventh to the principal balance of the Term Loan and the unamortized capitalized lessor's cost under the Master Lease, ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors.

            (ii) Any mandatory prepayments arising from the sale or disposition of all of the stock of a Borrower shall be applied as follows: An amount equal to the book value of the Accounts arising from the sale or lease of Inventory or the rendition of services and Inventory of such Borrower shall be applied first to interest then due and payable on Revolving Credit Advances made to Borrowers; and second, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full; third to interest then due and payable on the Term Loan and the Master Lease ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; fourth, to prepay the Term Loan until the principal balance of the Term Loan is not greater than the unamortized capitalized lessor's cost under the Master Lease; and fifth to the principal balance of the Term Loan and the unamortized capitalized lessor's cost under the Master Lease, ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors. The remainder of any such mandatory prepayment shall be applied first, to interest then due and payable on the Term Loan and the Master Lease ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; second, to prepay the Term Loan until the principal balance of the Term Loan is not greater than the unamortized capitalized lessor's cost under the Master Lease; third, to the principal balance of the Term Loan and the unamortized capitalized lessor's cost under the Master Lease, ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; fourth, to interest then due and payable on Revolving Credit Advances made to Borrowers; and fifth, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full.

            (iii) All other amounts received shall be applied: first, ratably to pay the Term Loan Obligations and the Master Lease Obligations in respect of any fees and reimbursements, indemnities and other similar amounts due to Term Lenders, Lessors, or Agent until paid in full; second, to interest then due and payable on the Term Loan and the Master Lease ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; third, to prepay the Term Loan until the principal balance of the Term Loan is not greater than the unamortized capitalized lessor's cost under the Master Lease; fourth to the principal balance of the Term Loan and the unamortized capitalized lessor's cost under the Master Lease, ratably based upon the Pro Rata Shares held by the respective Term Lenders and Lessors; fifth, ratably to pay the Revolving Loan Obligations in respect of any fees and reimbursements, indemnities and other similar amounts due to Revolving Lenders or the Revolving Credit Agent until paid in full; sixth, to interest then due and payable on Revolving Credit Advances made to Borrowers until paid in full; and seventh, to the principal balance of Revolving Credit Advances outstanding to Borrowers until the same shall have been paid in full and then to a cash collateral account to secure the Letter of Credit Obligations.

            As to all payments made when an Event of Default shall have occurred and be continuing each Borrower hereby irrevocably agrees that Agent or Revolving Credit Agent, as applicable, shall have the right to apply any and all such payments against the Obligations as set forth above, notwithstanding any previous entry by Agent or Revolving Credit Agent in its respective Loan Account or any other books and records.

            1.10.1 Revolving Credit Agent is authorized to, and at its sole election may, upon notice to the Borrowers, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Operative Documents if and to the extent Borrowers fail to promptly pay any such amounts as and when due and payable pursuant to the terms hereof, so long as such charges would not cause the outstanding balance of the Revolving Credit Advances to exceed Borrowing Availability and would not cause the sum of the outstanding balance of the Revolving Credit Advances and the outstanding Letter of Credit Obligations of the Borrowers to exceed the Aggregate Borrowing Base. At Revolving Credit Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

      1.11. Loan Account and Accounting.
            ---------------------------

            Revolving Credit Agent and Agent shall each maintain a loan account (each a "Loan Account") on their books to record, with respect to the Revolving Loan, the Term Loan, and the Master Lease, respectively, all payments made by Borrowers, and all other debits and credits as provided in this Agreement. All entries in a Loan Account shall be made in accordance with Revolving Credit Agent's or Agent's customary accounting practices as in effect from time to time. The balance in the Loan Accounts, as recorded on Revolving Credit Agent's or Agent's most recent printout or other written statement, as applicable, shall, absent demonstrable error, be presumptive evidence of the amounts due and owing to Revolving Credit Agent, Agent, and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Unless Borrower Representative notifies Agent, and the Revolving Credit Agent, if applicable in writing of any objection to any accounting delivered to Borrower Representative (specifically describing the basis for such objection), within ninety (90) days after the date thereof, each and every such accounting shall (absent demonstrable error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

      1.12. Indemnity.
            ---------

            a. Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Revolving Credit Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Operative Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Operative Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person (or any legal costs and expenses arising therefrom or in connection therewith) to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from (i) any dispute between Lenders, or any dispute between one or more Lenders and the Agent or the Revolving Credit Agent,
(ii) that Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, or (iii) legal proceedings between the Indemnified Persons and one or more Credit Parties in which the applicable Credit Party or Parties prevail (based upon the standards of liability set forth herein). NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY OPERATIVE DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY OPERATIVE DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

            b. To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Operative Document or is the result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall default in making any borrowing of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include, without limitation, any loss (excluding loss of margin or other anticipated profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this Section, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation (including reasonable detail) of amounts payable under this Section. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.12(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

      1.13. Access.
            ------

            Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Revolving Credit Agent or Agent determines to be appropriate: (a) provide Revolving Credit Agent or Agent, or any of their officers, employees and agents access to the properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Revolving Credit Agent or Agent and any of their officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and
(c) permit Revolving Credit Agent, Agent, and their officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If an Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, Revolving Credit Agent, or any Lender, upon notice, each such Credit Party shall provide such access to Revolving Credit Agent, Agent, and each Lender. Furthermore, so long as any Event of Default shall have occurred and be continuing, upon notice, Borrowers shall provide Revolving Credit Agent, Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Revolving Credit Agent, Agent, or any Lender and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, which Revolving Credit Agent, Agent, or such Lender, as applicable, may request. Each Credit Party shall deliver any document or instrument necessary for Revolving Credit Agent, Agent, or any Lender as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Revolving Credit Agent will give Lenders at least ten (10) days' prior written notice of field audits. Representatives of other Lenders may accompany Revolving Credit Agent's representatives on field audits at no charge to Borrowers. In connection with each field audit conducted by Revolving Credit Agent, Borrowers will pay (a) all reasonable out-of-pocket expenses, and (b) a $750 per day examination charge per field examiner.

      1.14. Taxes.
            -----

            a. Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.14, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.14) Agent, Revolving Credit Agent, or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and
(iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

            b. Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) Business Days of demand therefor, pay Agent, Revolving Credit Agent, and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.14 but excluding Taxes otherwise payable under Section 11.3(c)) paid by Agent, Revolving Credit Agent, or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

            c. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative, and Agent or Revolving Credit Agent, as applicable, a properly completed and executed IRS Form W-8BEN, W-8IMY, or W-8ECI or other successor form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent or Revolving Credit Agent, as applicable prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

      1.15. Capital Adequacy; Increased Costs; Illegality.
            ---------------------------------------------

            a. If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder by an amount which such Lender deems to be material, then Borrowers shall from time to time within five (5) Business Days after demand by such Lender (with a copy of such demand to Agent and to Revolving Credit Agent, if applicable) pay to Agent or Revolving Credit Agent, as applicable, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, however, that a Lender shall not be entitled to collect from the Borrowers such additional amounts to the extent that the law, treaty, rule, regulation, guideline or order, request or directive was adopted and became effective as to such Lender more than 180 days prior to such Lender's demand to the Borrowers. A certificate as to the amount of that reduction and showing the basis of the computation thereof in reasonable detail submitted by such Lender to Borrower Representative and to Agent or Revolving Credit Agent, as applicable, shall, absent demonstrable error, be final, conclusive and binding for all purposes.

            b. If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent and to Revolving Credit Agent, if applicable), pay to Agent or Revolving Credit Agent, as applicable, for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender shall not be entitled to collect from the Borrowers such increased costs to the extent that the change in law or regulation (or change in interpretation thereof) or the applicable guideline or request giving rise to such increased cost was adopted and became effective as to such Lender more than 180 days prior to such Lender's demand to the Borrowers. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent, or Revolving Credit Agent, as applicable, by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent demonstrable error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.15(b).

            c. Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent or Revolving Credit agent, as applicable, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

            d. Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.14(a), 1.15(a) or 1.15(b), Borrower Representative may, at its option, notify Agent (and Revolving Credit Agent, if applicable) and the Lenders of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative, with the consent of Agent (and Revolving Credit Agent, if applicable), and all Lenders other than the Affected Lender, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent (and Revolving Credit Agent, if applicable) and the other Lenders. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its interest in the Loans and the Master Lease and Commitments to such Replacement Lender for an amount equal to the principal balance of all interests in the Loans and the Master Lease held by the Affected Lender and all accrued interest and Fees and expenses with respect thereto through the date of such sale, provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

            Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 1.15(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.14(a), 1.15(a) and 1.15(b).

            Each of the Lenders hereby agrees that, upon the occurrence of any circumstance entitling such Lender to additional compensation or to cease making, participating in, or renewing, funding, or maintaining Loans (or the Master Lease) under any of the foregoing provisions of Section 1.15, upon the request (and at the sole expense) of the Borrowers, such Lender shall use reasonable efforts (consistent with its internal policy and with legal and regulatory restrictions, and without the need for expenditure of money) to designate a different lending office, if available, for any loans affected by such circumstances if the making of such designation would avoid the need for or materially reduce the amount of any such additional amounts that may thereafter accrue, or would allow such Lender to continue to perform its obligations to make, participate in, fund, or maintain Loans or the Master Lease and, in any case, would not, in the sole judgment of such Lender be disadvantageous to such Lender in any way.

      1.16. Reliance on Notices; Appointment of Borrower Representative.
            -----------------------------------------------------------

            Agent and Revolving Credit Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent or Revolving Credit Agent to be genuine. Agent and Revolving Credit Agent may assume that each Person executing and delivering such notice was duly authorized, unless the responsible individual acting thereon for Agent or Revolving Credit Agent, as applicable, has actual knowledge to the contrary. Each Borrower hereby designates Precision as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, requesting Letters of Credit, giving instructions with respect to the disbursement of the proceeds of the Loans and the Master Lease, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Operative Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Operative Documents. Borrower Representative hereby accepts such appointment. Agent, Revolving Credit Agent, and each Lender may regard any notice or other communication pursuant to any Operative Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

      1.17. Letters of Credit.
            -----------------

            Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the Borrowers, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of the Borrowers.

            1.18. Reinvestment of Net Cash Proceeds. Anything herein to the contrary notwithstanding, upon the occurrence of any asset sale or disposition or Recovery Event, if (i) no Event of Default has occurred and is continuing, and (ii) the Net Cash Proceeds of the asset sale, disposition or Recovery Event are less than $2,000,000, (iii) upon completion thereof, restoration or replacement of the affected asset will not result in any decrease in value or other impairment to such asset or the perfection or priority of the security interests therein granted to the Agent for the benefit of the Lenders, (iv) restoration or replacement will be completed within 180 days after the sale, disposition or Recovery Event, (v) the Borrower Representative sends to the Agent, within ten (10) days after the sale, disposition, or Recovery Event, a Reinvestment Notice, and (vi) sufficient funds are available for any restoration or replacement of the affected asset, then, such Net Cash Proceeds shall be applied to the restoration of the affected asset or replacement of the affected asset with an asset of the same or greater value used or usable in the business of the Borrowers, if all of the following conditions are met to the reasonable satisfaction of the Agent:

            (i) The Net Cash Proceeds which may be necessary to restore or replace the asset, shall be deposited in a reinvestment cash collateral account to be held by the Agent;

            (ii) The Borrowers will proceed diligently to restore or replace the asset.

            (iii) Of such Net Cash Proceeds in the reinvestment cash collateral account, 100% shall be disbursed upon the Borrowers' request in installments and amounts determined as follows:

                  (1) At the time of each disbursement, there shall exist no
            Event of Default.

                  (2) With respect to each disbursement and accompanying request therefor, there shall be delivered to the Agent, a certificate signed by the Borrower Representative specifying in reasonable detail the items of cost to be reimbursed from the proceeds and certifying that no Event of Default has occurred under any of the Operative Documents, and confirming, in the case of the restoration of assets, that such disbursement is to pay the cost of restoration not paid previously by any other prior disbursement, that all restoration completed to the date of such certificate has been completed in accordance with applicable laws, ordinances, and codes.

                  (3) With respect to restoration of assets for which progress payments are made, the final advance shall be disbursed only upon delivery to the Agent, in addition to the items required above, of the following:

                        (A) If applicable, evidence satisfactory to the Agent
                  that all claims then existing for labor, services, and materials enforceable by the creation of a Lien against the asset have been paid in full or provision acceptable to the Agent has been made therefore, and

                        (B) If the asset is real property, a certificate of the
                  Borrowers' architect or engineer engaged on such project, if any, that the restoration or acquisition of additional property has been completed in a good and workmanlike manner in accordance with the plans and specifications approved by the Agent and in accordance with all laws, rules, regulations, orders, codes, and ordinances then applicable to such restoration or acquisition of additional property.

            (iv) If the asset to be repaired is real property, if required by the Agent, the contractor or contractors performing the restoration work shall have obtained payment and performances bonds naming the Agent, as agent for the Lenders as dual obligee.

            (v) All monies held in the reinvestment cash collateral account shall constitute a part of the Collateral covered hereby, and the Borrowers hereby grant to the Agent, for the benefit of the Lenders a security interest therein.

            (vi) Any monies held in the reinvestment cash collateral account that are not disbursed to the Borrowers as set forth above within 180 days shall be applied to the mandatory prepayment of the Obligations in accordance with the provisions of Section 1.2.3 or Section 6.8(g), as applicable.


2. CONDITIONS PRECEDENT

      2.1.  Conditions to the Initial Loans, Master Lease and Letter of Credit.
            ------------------------------------------------------------------

            No Lender shall be obligated to make any Loan, enter into the Master Lease, or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent and Revolving Credit Agent, and Lenders or waived in writing by Agent, Revolving Credit Agent and Lenders:

            a. Credit Agreement; Operative Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Credit Parties, Agent, Revolving Credit Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Operative Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

            b. Repayment of Prior Lender Obligations. Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations for the payment of money will be repaid in full from the proceeds of the Term Loan, the Master Lease, and the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries securing the Prior Lender Obligations shall be terminated immediately upon such payment.

            c. Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

            d. Opening Availability. The Eligible Accounts and Eligible Inventory of each Borrower supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent and Revolving Credit Agent, to provide Borrowers, collectively, with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance made and the initial Letter of Credit Obligations incurred (if any) and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $8,000,000.

            e. Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.8 (including the Fees specified in the Fee Letter), and shall have reimbursed Agent, Revolving Credit Agent, and the Lenders for all fees, costs and expenses of closing presented and invoiced in reasonable detail at least one Business Day prior to the Closing Date.

            f. Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

            g. Cap on Initial Advance. The sum of the Revolving Credit Advance made on the Closing Date and the face amount of the Letter of Credit, if any, issued on account of the Borrowers on the Closing Date shall be not greater than $8,000,000.

            h. Material Adverse Change. There shall be, since the last audited financial statements, other than as set forth in the third-quarter 10-Q filing with the Securities and Exchange Commission with respect to the period ending September 30, 2001 or as otherwise expressly reported in writing to the Agent and the Lenders (including, without limitation, in this Agreement and the other Operative Documents), (i), no material adverse change in the business, financial or other condition of the Borrowers, taken as a whole, the industries in which the Borrowers operate, the Collateral, or in the prospects or projections of the Borrowers, taken as a whole, (ii) no litigation commenced which, if successful, would have a Material Adverse Effect, and (iii) no material increase in the liabilities, liquidated or contingent, of the Borrowers taken as a whole, or a material decrease in the assets of the Borrowers taken as a whole.

            i. Financial Covenants. (i) The Borrowers shall have a minimum trailing twelve month Consolidated EBITDA, for the period ending November 30, 2001 of not less than $25,000,000, and (ii) the Borrowers shall have a pro forma ratio of Consolidated Senior Debt, as of the Closing Date, to trailing twelve-month Consolidated EBITDA for the period ending November 30, 2001 of not more than 2.4 to 1.0.

      2.2.  Further Conditions to Each Advance or Letter of Credit.
            ------------------------------------------------------

            Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or incur any Letter of Credit Obligations if, as of the date thereof:

            a. Any representation or warranty by any Credit Party contained herein or in any of the other Operative Documents shall be untrue or incorrect in any material respect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

            b. Any event or circumstance having a Material Adverse Effect (except as expressly permitted or waived in accordance with the terms hereof) shall have occurred since the date hereof; or

            c. (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to such Advance, or the incurrence of such Letter of Credit Obligations, as the case may be, or (ii) a Default shall have occurred and be continuing or would result after giving effect to such Advance or the incurrence of such Letter of Credit Obligations, as the case may be; or

            d. After giving effect to such Advance, or the incurrence of such Letter of Credit Obligations, as the case may be, the outstanding principal amount of the aggregate Revolving Credit Advances would exceed the Borrowing Availability.

            Furthermore, the Borrowers shall not request or be entitled to receive any Advance hereunder or incur Letter of Credit Obligations hereunder if, after giving effect to such Advance or Letter of Credit Obligations, the Borrowers shall be in violation of the provisions of the Indenture.

            The request and acceptance by any Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrowers that the conditions in this Section
2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's and Revolving Credit Agent's Liens, on behalf of the Lenders, pursuant to the Collateral Documents.


3. REPRESENTATIONS AND WARRANTIES

            To induce Lenders to make the Loans, enter into the Master Lease, and incur the Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent, Revolving Credit Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

      3.1.  Corporate Existence; Compliance with Law.
            -----------------------------------------

            Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth on Disclosure Schedule 3.1 and has the organizational identification number, if available, described in Disclosure Schedule 3.1; (b) is duly qualified to conduct business where it is incorporated and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the properties, business, or financial condition of such Credit Party; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now and currently proposed to be conducted; (d) subject to the specific representations regarding Environmental Laws set forth in Section 3.17, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, the lack of which would have a material adverse effect upon the properties, business, or financial condition of such Credit Party; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      3.2.  Executive Offices; FEIN.
            -----------------------

            As of the Closing Date, each Credit Party's name, as it appears in its certificate of incorporation, is as set forth on the signature page to this Agreement, and the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule 3.2, and none of such locations have changed within the four (4) months preceding the Closing Date. In addition, Disclosure Schedule 3.2 lists the federal employer identification number of each Credit Party.

      3.3.  Corporate Power, Authorization, Enforceable Obligations.
            -------------------------------------------------------

            The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, note, deed of trust, loan agreement or other contract regarding Indebtedness of any Credit Party, or any material lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent or the Revolving Credit Agent, on behalf of the Lenders, pursuant to the Operative Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with on or prior to the Closing Date. On or prior to the Closing Date, each of the Operative Documents shall have been duly executed and delivered by each Credit Party thereto and each such Operative Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceeding in equity or at law).

      3.4.  Financial Statements and Projections.
            ------------------------------------

            Except for the Projections, all Financial Statements concerning Borrowers and their respective Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

            3.4.1 The following Financial Statements attached hereto as Disclosure Schedule 3.4(A) have been delivered on or prior to the date hereof:

                  a. The audited consolidated and unaudited consolidating balance sheets at December 31, 2000 and the related statements of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Years then ended, certified by a Responsible Officer of the Borrowers.

                  b. The unaudited balance sheet(s) at September 30, 2001 and the related statement(s) of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Quarter then ended.

            3.4.2 Projections.
                  -----------

                  The Projections delivered on the date hereof have been prepared by Borrowers in light of the past operations of their businesses and reflect projections for the one-year period beginning on January 1, 2002 on a month by month basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers for the period set forth therein.

      3.5.  Material Adverse Effect.
            -----------------------

            Between September 30, 2001 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements delivered pursuant hereto and which, alone or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (b) except as disclosed on Disclosure Schedule 3.5, no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets which has had or would reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate would reasonably be expected to have a Material Adverse Effect. Between September 30, 2001 and the Closing Date no event has occurred, which alone or together with other events, would reasonably be expected to have a Material Adverse Effect.

      3.6.  Ownership of Property; Liens.
            ----------------------------

            As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule 3.6 constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Except as set forth in Disclosure
Schedule 3.6 and except for Permitted Encumbrances under clause (a), (c), (d),
(g), (h), (j) and (n) of the definition thereof, as of the Closing Date, each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule 3.6, and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent. Disclosure Schedule 3.6 further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to or ownership interests in all of its material personal properties and assets (except for Permitted Encumbrances under clause (a), (c), (d), (g), (h), (j) and (n) of the definition thereof). As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and liens which will be terminated in connection with the Refinancing, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances and liens which will be terminated in connection with the Refinancing. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions, which the Agent has requested, that are necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other material properties and assets. Disclosure Schedule
3.6 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss, which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

      3.7.  Labor Matters.
            -------------

            Except as set forth on Disclosure Schedule 3.7, as of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule 3.7, no Credit Party is a party to or bound by any collective bargaining agreement or any management agreement, consulting agreement or any employment agreement providing for base salary in excess of $200,000 during any one year (and true and complete copies of any such agreements described on Disclosure
Schedule 3.7 have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule 3.7, there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual that would reasonably be expected to have a Material Adverse Effect. No Credit Party or any ERISA Affiliate has incurred any liability under the Worker Adjustment Retraining Notification Act or any similar law, which remains unpaid or unsatisfied.

      3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.
            ------------------------------------------------------------

            Except as set forth in Disclosure Schedule 3.8, no Credit Party has any Subsidiaries or is engaged in any joint venture or partnership with any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the stockholders and in the amounts set forth on Disclosure
Schedule 3.8. Except as set forth in Disclosure Schedule 6.3, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule 6.3).

      3.9.  Government Regulation.
            ---------------------

            No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the entering into the Master Lease, and the incurrence of the Letter of Credit Obligations, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

      3.10. Margin Regulations.
            ------------------

            No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action, which might cause any Operative Document to violate regulation U or X of the Federal Reserve Board.

      3.11. Taxes.
            -----

            All material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all material Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding material Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities except where failure to do so would not result in liability in excess of $100,000. Disclosure Schedule
3.11 sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule 3.11, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. As of the Closing Date, except as disclosed in Disclosure Schedule 3.11, none of the Credit Parties and their respective predecessors are liable to any third party for any Charges in excess of $250,000 (whether under any tax sharing agreements or otherwise) that have not been satisfied when due. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

      3.12. ERISA.
            -----

            a. Disclosure Schedule 3.12 lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under
Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA unless such failure to comply would not reasonably be likely to result in liabilities in excess of $750,000. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in
Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

            b. Except as set forth in Disclosure Schedule 3.12: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that was not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency as of the date of purchase of such contract.

      3.13. No Litigation.
            -------------

            No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Operative Documents to which it is a party, or the validity or enforceability of any Operative Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, would reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.13, as of the Closing Date there is no Litigation pending or threatened, which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

      3.14. Brokers.
            -------

            No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans, the Master Lease, or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

      3.15. Intellectual Property.
            ---------------------

            As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or currently proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule 3.15 hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any way that would reasonably be expected to have a material adverse effect on such Credit Party's properties, business, or financial condition.

      3.16. Full Disclosure.
            ---------------

            The information contained in this Agreement (including, without limitation, the Disclosure Schedules and the Annexes attached hereto), the other Operative Documents, the Collateral Reports and the other reports from time to time delivered hereunder and all written statements furnished by or on behalf of any Credit Party to Agent, Revolving Credit Agent, or any Lender pursuant to the terms of this Agreement, taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent and Revolving Credit Agent, on behalf of the Lenders, pursuant to the Collateral Documents will at all times after the filing of the termination statements and releases delivered in connection with the Refinancing (and, with respect to Collateral acquired after the date hereof, after the filing of appropriate financing statements in favor of the Agent or Revolving Credit Agent (to the extent necessary), the possession of the certificates evidencing any stock and the instruments evidencing any Indebtedness comprising part of the Collateral, the filing of appropriate mortgages with respect to any real property comprising part of the Collateral, and the entering into of control letters and blocked account agreements, as appropriate) be fully perfected first priority Liens (except to the extent that actions necessary to perfect such Lien are not required to be taken under the terms of this Agreement) with respect to the Collateral described therein, subject only to Permitted Encumbrances with respect to the Collateral.

      3.17. Environmental Matters.
            ---------------------

            a. Except as set forth in Disclosure Schedule 3.17, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which would reasonably be expected to exceed $500,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate which has not been fully remediated, the liabilities resulting from which would reasonably be expected to exceed $25,000; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which would reasonably be expected to exceed $500,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as currently proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which would reasonably be expected to exceed $500,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which would reasonably be expected to exceed $500,000, and, to the knowledge of the Credit Parties, no current or former tenant or occupant of the Real Estate has engaged in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $500,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all material written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

      b. Each Credit Party hereby acknowledges and agrees that Agent is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not control any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

      3.18. Insurance.
            ---------

            Disclosure Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy. Each Credit Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is reasonable and customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in an amount reasonable and customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation).

      3.19. Deposit and Disbursement Accounts.
            ---------------------------------

            Disclosure Schedule 3.19 lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Disclosure Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

      3.20. Government Contracts.
            --------------------

            Except as set forth in Disclosure Schedule 3.20, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

      3.21. Customer and Trade Relations.
            ----------------------------

            As of the Closing Date, except as disclosed on Disclosure Schedule 3.21, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of the Credit Parties taken as a whole; or the business relationship of any Credit Party with any supplier material to its operations, in any of the foregoing cases, that would reasonably be expected to have a material adverse effect on the property, business, or financial condition of the Credit Parties, taken as a whole.

      3.22. Agreements and Other Documents.
            ------------------------------

            As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which such Credit Party is subject and each of which are listed on Disclosure Schedule 3.22: supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $250,000 per annum; licenses and permits held by the Credit Parties, the absence of which would be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness of such Credit Party (excluding Indebtedness owed to a Borrower by another Credit Party as otherwise permitted hereunder) and any security interest granted by such Credit Party with respect thereto. All stock option plans and other agreements regarding the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party are described in Disclosure Schedule 3.22.

      3.23. Solvency.
            --------

            Both before and after giving effect to (a) the Master Lease and the Loans and the Letter of Credit Obligations to be made or extended, as the case may be, on the Closing Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans and Master Lease pursuant to the instructions of Borrower Representative, (c) the Refinancing and (d) the payment and accrual of all transaction costs in connection with the foregoing, and after giving effect to all contribution rights among the Credit Parties (whether through this Agreement or otherwise), each Credit Party is Solvent.

      3.24. Fiscal Year.
            -----------

            The fiscal year of each Credit Party ends on December 31 of each year.

      3.25. Matters Related to Subordinated Debt.
            ------------------------------------

            As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of the Indenture (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrower Representative had the corporate power and authority to incur the Indebtedness evidenced by the Indenture. The subordination provisions of the Indenture are enforceable against the holders of the Subordinated Notes by Agent and Lenders. All Obligations from time to time outstanding, including the Obligations to pay principal of and interest on the Loans, rent under the Master Lease, and the Letter of Credit Obligations do, or when incurred, will, constitute senior indebtedness entitled to the benefits of the subordination provisions contained in (i) the Indenture and the Subordinated Notes, and (ii) the documents related to any other Subordinated Debt. Borrowers acknowledge that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Indenture and the Subordinated Notes and this
Section 3.25.

      3.26. Master Lease. The Master Lease is a capital lease as determined in accordance with GAAP.


4. FINANCIAL STATEMENTS AND INFORMATION

      4.1.  Reports and Notices.
            -------------------

            a. Each Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent, and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

            b. Each Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent, Revolving Credit Agent, and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

      4.2.  Communication with Accountants.
            ------------------------------

            Each Credit Party executing this Agreement authorizes Agent, Revolving Credit Agent, and each Lender, to communicate directly with its independent certified public accountants including Ernst & Young, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent, Revolving Credit Agent, and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any final management letters) with respect to the business, financial condition and other affairs of any Credit Party; provided, however, that nothing in this section 4.2 shall impose upon such accountants a duty to act in violation of such accountants' standard policies or procedures.


5. AFFIRMATIVE COVENANTS

      Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

      5.1.  Maintenance of Existence and Conduct of Business.
            ------------------------------------------------

            Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and (ii) its rights and franchises necessary or desirable in the ordinary course of business except as otherwise permitted pursuant to Section 6.1; (b) remain in good standing in its jurisdiction of incorporation, and be qualified to do business and remain in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the properties, business, or financial condition of such Credit Party; (c) preserve and protect all of its assets and properties necessary in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear and casualty and condemnation) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; (e) at all times comply with the provisions of all leases to which it is a party as lessee or under which it occupies property so as to prevent any loss or forfeiture thereof and thereunder unless such loss or forfeiture would not reasonably be expected to have a material adverse effect on such Credit Party's properties, business, or financial condition; and (f) transact business only in such corporate and trade names as are set forth in Disclosure Schedule 5.1, as such Schedule may from time to time be supplemented.

      5.2.  Payment of Obligations.
            ----------------------

            a. Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all material Charges payable by it, including (A) material Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all material Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) subject to Section 5(b), material lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due; provided, however, that, in the case of claims for labor, materials, supplies, and services, such claims may be paid in the ordinary course of business in accordance with past practices, so long as such claims are paid before such claims shall become more than 30 days past due.

            b. Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any material Charges described in Section 5.2(a); provided, that (i) such Credit Party shall deliver to the Lenders prompt notice of any such contest; (ii) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (iii) the good faith contest of such Charges by appropriate proceedings stays the enforcement or collection of any penalty or fine or the imposition of any Lien resulting from the non-payment thereof (other than inchoate Liens); (iv) such contest is maintained and prosecuted continuously and with diligence, (v) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (vi) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (vii) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof would have or result in a Material Adverse Effect.

      5.3.  Books and Records.
            -----------------

            Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP.

      5.4.  Insurance; Damage to or Destruction of Collateral.
            -------------------------------------------------

            a. The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 3.18 as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent reasonably deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable within ten Business Days after demand, on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

            b. Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance, if available at commercially reasonable rates, to, in Agent's reasonable opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

            c. Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of the Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $1,000,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations, or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $2,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property subject to and upon the terms and conditions set forth in Section 1.18; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with
Section 1.2.3.

      5.5.  Compliance with Laws.
            --------------------

            Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      5.6.  Supplemental Disclosure.
            -----------------------

            From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Operative Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except if, at the time, such waiver is specifically consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

      5.7.  Intellectual Property.
            ---------------------

            Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person, which infringement or interference would reasonably be expected to have a material adverse effect on such Credit Party's properties, business, or financial condition.

      5.8.  Environmental Matters.
            ---------------------

            Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which would not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or reasonably necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate except where failure to do so would not reasonably be expected to result in Environmental Liabilities in excess of $500,000; (c) unless precluded from disclosure by order of or agreement with any Governmental Authority, notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $500,000; and (d) unless precluded from disclosure by order of or agreement with any Governmental Authority, promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that would reasonably be expected to result in Environmental Liabilities in excess of $500,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, would reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and
(ii) permit Agent or its representatives to have reasonable access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

      5.9.  Landlords' Agreements, Mortgagee Agreements and Bailee Letters.
            --------------------------------------------------------------

            Each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned by any Borrower, if Agent has not received the applicable landlord agreement, mortgagee agreements and/or bailee letter, as applicable, any Borrower's Eligible Inventory at that location shall, in Revolving Credit Agent's discretion, be excluded from the Aggregate Borrowing Base or be subject to such Reserves as may be established by Revolving Credit Agent in its discretion. Furthermore, after the Closing Date, if any Inventory shall be shipped to any location for which the Agent has not received the appropriate landlord agreement, mortgagee agreement and/or bailee letter, as applicable, any Borrower's Eligible Inventory at such location shall, in the Revolving Credit Agent's discretion, be excluded from the Aggregate Borrowing Base or be subject to such Reserves as may be established by the Revolving Credit Agent in its discretion) unless and until a satisfactory landlord agreement, mortgagee agreement an/or bailee letter, as appropriate, shall have been obtained and delivered with respect to such location. Borrowers will not relocate any Equipment, or maintain any equipment at any new location for which the Borrowers have not obtained a landlord's agreement, mortgagee's agreement or bailee's letter.

            Each Credit Party shall timely and fully pay its obligations and perform in all material respects its other obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

      5.10. Change in Collateral.
            --------------------

            Each Credit Party shall give the Agent not less than 30 days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Disclosure Schedule 5.10 with respect to which the Agent or Revolving Credit Agent has filed fixture financing statements (if applicable) and obtained applicable landlord's waivers, mortgagee's waivers, and/or bailee letters, as applicable (if required) and otherwise fully perfected its Liens thereon; provided, however, that the Borrowers may move Inventory in the ordinary course of business to locations for which the Borrowers have not obtained the requisite mortgagee agreements, landlord's agreement, and/or bailee letters, without such prior notice to the Agent; so long as the total value of Eligible Inventory maintained at such locations does not exceed the amount of such Eligible Inventory maintained in such locations, as reflected on the most recent Borrowing Base Certificate delivered to the Revolving Credit Agent.

      5.11. After Acquired Real Property.
            ----------------------------

            Upon the acquisition by any Credit Party or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $250,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $100,000 in the case of leasehold interest, (a) such Person shall immediately so notify the Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Credit Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"), and (b) such Person shall, within two (2) Business Days after such acquisition, furnish to the Agent any of the following, each in form and substance reasonably satisfactory to the Agent:
(i) if such property is a fee property, a Mortgage with respect to such After-Acquired Property and related assets located thereat, or if such property is a leasehold property, a Collateral Assignment of the applicable lease, each duly executed by such Person and in recordable form and a landlord's agreement in form and substance satisfactory to the Lenders; (ii) evidence of the recording of the Mortgage or Collateral Assignment referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Agent, desirable to create and perfect a valid and enforceable first priority Lien on the property purported to be covered thereby or to otherwise protect the rights of the Agent and the Lenders thereunder, subject only to Permitted Encumbrances (iii) with respect to any fee property (or any leasehold property if required by the Agent) a Title Insurance Policy, (iv) with respect to any fee property (or any leasehold property if required by the Agent) a survey of such real property, certified to the Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Agent,
(v) a Phase I Environmental Site Assessments with respect to such real property, certified to the Agent by a company reasonably satisfactory to the Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto,
(vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Agent may reasonably require and as are reasonably related to the requested Mortgage. The Borrowers shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Credit Party's obligations under this Section 5.11.

      5.12. Further Assurances.
            ------------------

            Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as the Agent may require from time to time (a) to carry out more effectively the provisions and purposes of this Agreement or any other Operative Document, or (b) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Borrower and its Subsidiaries (subject to Permitted Encumbrances), or (c) to establish and maintain the validity and effectiveness of any of the Operative Documents and the validity, perfection and priority of the Liens intended to be created thereby. At any time after (i) the occurrence of an Event of Default, or (ii) written notice from the Agent or the Requisite Lenders that there has been a material impairment in the value of the Collateral, the Agent shall be entitled, at the direction of the Requisite Lenders, to record the Mortgages not otherwise required to be recorded in accordance with the provisions of Section W. of Annex D , and the Credit Parties shall, at their expense, do or cause to be done such further acts as the Agent may require from time to time to record such Mortgages and establish the priority of the Liens intended to be created thereby.

      5.13. Inventory Systems Audit.
            -----------------------

            The Borrowers will comply with all recommendations contained in the systems audit performed by Price Waterhouse Coopers, as described in Schedule
5.13 hereto, within the time frames described in Schedule 5.13 hereto.

      5.14. Subordinated Debt.
            -----------------

      (a) The Credit Parties shall not request any Advance or Letter of Credit if, after the making of such Advance or the issuance of such Letter of Credit, the Credit Parties will be in violation of the provisions of the Indenture.

      (b) For the purpose of determining compliance with the Indenture, the Master Lease shall be allocated to clause (xi) of the definition of "Permitted Indebtedness" set forth therein and, therefore, is not required to be included in clause (ii) of such definition of "Permitted Indebtedness".

      5.15. Reporting.
            ---------

            The Borrowers shall not take any position, in its financial statements, tax returns or otherwise, inconsistent with the characterization of the Master Lease as a capital lease under GAAP. -


6. NEGATIVE COVENANTS

      Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

      6.1.  Mergers, Subsidiaries, Etc.
            --------------------------

            No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that (i) any of the Borrowers may merge with or consolidate with any other Borrower, subject to the Liens thereon created pursuant to the Operative Documents, and (ii) any of the Borrowers may acquire all or substantially all of the assets or stock of any other Borrower, subject to the Liens thereon created pursuant to the Operative Documents.

      6.2.  Investments; Loans and Advances.
            -------------------------------

            Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise (collectively, "Investments"), except that Borrowers may hold (a) Investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $100,000; (b) existing investments as of the Closing Date as shown on Disclosure
Schedule 6.2; (c) Investments in cash and Cash Equivalents; (d) Investments resulting from or comprising part of the transactions otherwise expressly permitted under this Agreement; (e) loans and advances to management and other employees as expressly permitted under Section 6.4; (f) Investments by any Credit Party in any Borrower, (g) the acceptance of promissory notes, earn-outs and other non-cash consideration received as partial payment for the sale, lease, transfer or other disposition of assets of any Credit Party otherwise permitted under Section 6.8 provided that the total non-cash consideration paid for such sales, leases, transfers or other dispositions shall not exceed $100,000 in the aggregate, and such notes or other forms of non-cash consideration shall be pledged or assigned to the Agent for the benefit of the Lenders in such a manner as to give the Agent, for the benefit of the Lenders a perfected first-priority security interest in and to such notes or other consideration, subject only to inchoate liens for monies not yet due and payable; and (h) other investments not to exceed $100,000 at any time outstanding.

      6.3.  Indebtedness.
            ------------

            a. No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases expressly permitted by the terms hereof, if any, (ii) the Loans, the Master Lease, the Letter of Credit Obligations, and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule 6.3; (v) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, and similar obligations incurred in the ordinary course of business; (vi) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (vii) additional Indebtedness in an aggregate amount not to exceed $250,000 at any one time outstanding; (viii) Indebtedness consisting of intercompany loans and advances made by any Credit Party to any other Borrower, provided that each Borrower shall have executed and delivered to each other Credit Party, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Borrower to such other Credit Parties which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and (ix) extensions, replacements, renewals and refinancings of Indebtedness permitted by this Section 6.3(a) or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable in any material respect to any Credit Party, Agent or the Lenders than the terms of the Indebtedness being refinanced, amended or modified, except that interest rates, premiums and fees may be on comparable market terms.

            b. No Credit Party shall directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, or premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) other Indebtedness (excluding Subordinated Debt) not in excess of $100,000; (iv) the purchase, redemption, defeasance or other acquisition for value of the Subordinated Notes solely with the proceeds of equity contributions; (v) the regularly scheduled payments or required prepayment of Indebtedness that is being refinanced or replaced in accordance with Section 6.3(a), and (vi) the purchase, redemption, defeasance or other acquisition for value of Indebtedness of any Borrower owing to any other Credit Party.

            c. The Credit Parties shall not, without the prior written consent of the Lenders, amend or modify the Indenture or the Subordinated Notes.

      6.4.  Employee Loans, Affiliate Transactions, Management Fees.
            -------------------------------------------------------

            a. Except as expressly permitted pursuant to Section 6.14, no Borrower shall enter into or be a party to any transaction with any Affiliate thereof other than another Borrower except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition (i) if any such transaction or series of related transactions involves payments in excess of $100,000 in the aggregate, the terms of these transactions must be promptly disclosed to Agent and Lenders, and (ii) if any such transaction or series of related transactions involves payments in excess of $1,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule 6.4(a).

            b. No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except (i) reimbursement arrangements with their respective employees in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and (ii) stock option financing in cash up to a maximum of $50,000 to any employee and up to a maximum of $100,000 in the aggregate at any one time outstanding, and (iii) the financing of stock options that do not require any disbursement of cash by the Borrowers, up to a maximum of $50,000 to any employee and up to a maximum of $100,000 in the aggregate at any one time outstanding.

            c. The Credit Parties shall not (i) pay any management fee (in cash or otherwise) or similar amounts to any member of the SKM Group, any member of the Carlisle Group or any other Person until the Obligations have been paid in full, or (ii) accrue any management fees or similar amounts to any Person (other than management fees accrued to members of the SKM Group and/or the Carlisle Group after the date hereof in an amount not in excess of $500,000 in the aggregate per year) until the Obligations have been paid in full; provided, however that (i) the Borrowers may accrue and pay amounts owed to the SKM Group or the Carlisle Group in connection with reimbursement of reasonable and customary out-of-pocket expenses, up to $100,000 per year, and (ii) a Borrower may make payments to another Borrower under a Management Services Agreement entered into between Borrowers for the purpose of allocation of overhead costs. In connection with the foregoing, the Credit Parties shall deliver to the Agent, for the benefit of the Lenders, the undertaking of each member of the SKM Group, the Carlisle Group, and any other non-employee equity holder (or Affiliate of an equity holder) providing management or consulting services to any of the Credit Parties, confirming the foregoing agreement and confirming that the obligations owed to each such party are subordinated to the repayment in full of the Obligations.

      6.5.  Capital Structure and Business.
            ------------------------------

            No Credit Party shall (a) make any changes in any of its business or operations which would be reasonably expected in any way to affect adversely the repayment of the Loans or any of the other Obligations or would reasonably be expected to have or result in a material adverse effect on such Credit Party's properties, business, or financial condition, except to the extent that such change in business or operations is otherwise expressly permitted by the terms of this Agreement, (b) make any change in its capital structure as described on Disclosure Schedule 3.8, including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations, except that (i) Holdings may make a Public Offering or private offering of its common Stock so long as (1) the proceeds thereof are applied in prepayment of the Obligations as required by Sections 1.2.2, 1.2.3 or 6.8(g), as applicable, and (2) no Change of Control occurs after giving effect thereto, and (ii) Holdings may issue stock in consideration for equity contributions, the proceeds of which are used as otherwise provided in this Agreement, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations; provided, however, that the Borrowers shall not be prohibited under this Section 6.5 from merging or consolidating with other Borrowers, or otherwise engaging in inter-Borrower transactions as otherwise expressly permitted by the terms of this Agreement. No Credit Party shall engage in any business in any material respect other than the businesses engaged in by it on the date of this Agreement or businesses reasonably related thereto.

      6.6.  Guaranteed Indebtedness.
            -----------------------

            No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) Guaranteed Indebtedness incurred for the benefit of any other Borrower if the primary obligation is expressly permitted by this Agreement, (c) Guaranteed Indebtedness created under the Operative Documents, (c) existing Indebtedness described in Disclosure Schedule 6.6; (d) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (e) Guaranteed Indebtedness incurred in connection with any refinancing, extensions or replacements of Indebtedness of any Borrower permitted by the terms of this Agreement; and (f) guaranties of the Subordinated Debt issued in accordance with the Indenture.

      6.7.  Liens.
            -----

            No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for Permitted Encumbrances.

      6.8.  Sale of Stock and Assets.
            ------------------------

            No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business; (b) the sale, lease, transfer, or other disposition of assets in a transaction otherwise expressly permitted by the provisions of this Agreement; (c) the sale, lease, transfer or other disposition of any assets from one Borrower to another Borrower; (d) the sale, lease, transfer, or other disposition of fixed or capital assets that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $500,000 in the aggregate in any Fiscal Year, so long as the Net Cash Proceeds therefrom are applied in accordance with Section 1.2.3; (e) the sale, lease, transfer, or other disposition of any asset (other than the stock of any Credit Party) that is replaced, or the replacement of which has been commenced and completed, in accordance with the terms of Section 1.18; (f) the sale, lease , transfer, or other disposition of assets not otherwise permitted under this Section 6.8, in an aggregate amount not to exceed $1,000,000, so long as the Net Cash Proceeds therefrom are applied in accordance with Section 1.2.3; (g) the sale, lease, transfer or other disposition of assets as set forth on Disclosure Schedule 6.8 provided that the Net Cash Proceeds of such sale, lease, transfer or other disposition are applied as described in Disclosure Schedule 6.8, and (h) the sublease, after the date hereof, of property leased by Certified Fabricators and located at 6351 and 6291 Burnham Avenue, Buena Park, California and the sublease of property leased by Galaxy and located at 7777 Drive, Canton, Michigan. With respect to any disposition of assets or other properties permitted pursuant to this Section 6.8, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties upon receipt of proceeds as otherwise agreed herein, in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

      6.9.  ERISA.
            -----

            No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which would reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event would reasonably be expected to have a Material Adverse Effect.

      6.10. Financial Covenants.
            -------------------

            Borrowers shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

      6.11. Hazardous Materials.
            -------------------

            No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise materially adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations, Environmental Liabilities or impact which would not reasonably be expected to have a Material Adverse Effect.

      6.12. Sale-Leasebacks.
            ---------------

            No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets other than the sale and leaseback of certain real estate owned by General Automation, Inc., upon and subject to the terms and conditions described in Disclosure Schedule 6.12.

      6.13. Cancellation of Indebtedness.
            ----------------------------

            No Credit Party shall cancel any claim or debt owing to it, except for (a) permitted debts owed by a Borrower and (b) reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

      6.14. Restricted Payments.
            -------------------

            No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Credit Parties to the extent permitted by Section 6.3 above, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b) above, (d) the payment of dividends and other distributions payable solely in additional Stock, (e) the issuance of stock or warrants, or rights or options to acquire stock to management and other employees in accordance with the Precision Partners Holding Company 1999 Stock Option Plan, effective as of April 6, 1999, and the redemption of the stock of employees and former employees for a price not to exceed $1,000,000, which redemption is paid for solely with a new equity infusion, (f) payments by the Borrowers to Holdings to pay (i) taxes of Holdings and its Subsidiaries when due and (ii) ordinary and customary administrative expenses, in an amount not to exceed $100,000 per year, and (g) other Restricted Payments between Borrowers.

      6.15. Change of Corporate Name or Location; Change of Fiscal Year.
            -----------------------------------------------------------

            No Credit Party shall (a) change its corporate name, or (b) change its jurisdiction of incorporation, in any case without at least twenty (20) days prior written notice to Agent and Revolving Credit Agent and after Agent's and Revolving Credit Agent's written acknowledgment that any reasonable action requested by Agent or Revolving Credit Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent and Revolving Credit Agent, on behalf of Lenders, in any Collateral, has been completed or taken. Without limiting the foregoing, no Credit Party shall change its name or corporate structure in any manner which might make any financing statement or continuation statement materially misleading under the Code, except upon prior written notice to Agent, Revolving Credit Agent and Lenders and after Agent's and Revolving Credit Agent's written acknowledgment that any reasonable action requested by Agent or Revolving Credit Agent in connection therewith to continue the perfection of any Liens in favor of Agent and Revolving Credit Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

       No Borrower shall relocate any of the Collateral or maintain any Collateral at any new location, except that Borrowers may remove an item of Collateral from an existing location to another location in the continental United Stated owned or leased by a Borrower, so long as (i) the Borrowers give the Agent such prior notice as shall be required by Section 5.10 hereof; (ii) at all times such item of Collateral shall be maintained and insured in accordance with the terms of this Agreement, (iii) the Borrowers shall have filed such financing statements (including fixture filings) and releases as shall be necessary to maintain Agent's first priority lien thereon, and (iv) Borrowers shall have obtained a landlord's agreement, mortgagee's agreement, or bailee's letter, as applicable (unless the Borrowers shall not be required to do so under the provisions of Section 5.9 hereof).

      6.16. No Impairment of Intercompany Transfers.
            ---------------------------------------

            No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Operative Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers; provided, however, that nothing in this Section 6.16 shall prohibit or restrict (a) this Agreement or the other Operative Documents; (b) any other agreement in existence on the date hereof and expressly permitted by the terms of this Agreement; (c) any operative law, rule, or regulation or Governmental Authorization; or (d) any agreement evidencing or setting forth the terms of any refunding, refinancing, or replacement Indebtedness otherwise permitted to be incurred under Section 6.3.

      6.17. No Speculative Transactions.
            ---------------------------

            No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

      6.18. Leases.
            ------

            No Credit Party shall enter into any new operating lease for Equipment or Real Estate, except for (a) new leases of equipment with rental payments not to exceed $250,000 in the aggregate per year and (b) sale leasebacks permitted under Section 6.12; provided, however, that nothing in this
Section 6.18 shall be deemed to restrict the renewal or extension of existing operating leases to the extent that the aggregate annual rental payments are not increased thereunder, unless any increase is included in the calculation of the $250,000 limit described above.

      6.19. Financing Statements.
            --------------------

            No Credit Party may file any amendments, correction statements, or termination statements concerning any Collateral without the prior written consent of the Agent.

      6.20  Federal Reserve Regulations.
            ----------------------------

      No Credit Party shall permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

      6.21  Investment Company Act of 1940.
            ------------------------------

            No Credit Party shall engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

      6.22  Certain Agreements.
            ------------------

            No Credit Party shall agree to any amendment or other change to or waiver of any of its rights under any Material Contract, which amendment, change or waiver would reasonably be expected to have a Material Adverse Effect.


7. TERM

      7.1.  Termination.
            -----------

            The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

      7.2.  Survival of Obligations Upon Termination of Financing Arrangements.
            ------------------------------------------------------------------

            Except as otherwise expressly provided for in the Operative Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in any other Operative Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Operative Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Commitment Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.14 and 1.15, and the indemnities contained in the Operative Documents shall survive the Commitment Termination Date.

8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES

      8.1.  Events of Default.
            -----------------

            The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            a. Any Borrower (i) fails to make any payment of principal of the Loans or any of the other Obligations as and when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fails to make any payment of interest on the Loans or any of the other Obligations within two (2) Business Days of the date when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (iii) fails to make any payment of Fees owing in respect of, the Loans or any of the other Obligations within five (5) days of the date when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (iv) fails to pay or reimburse Agent, Revolving Credit Agent, or Lenders for any expense reimbursable hereunder or under any other Operative Document within ten (10) days following Agent's or Revolving Credit Agent's demand for such reimbursement or payment of expenses.

            b. Any Credit Party (i) shall fail or neglect to perform, keep or observe Sections 4.1, 5.1(a), (b), (c), and (e), 5.2, 5.4(a), the first sentence of 5.4(c), 5.5, 5.10, 5.13, Annex C, or Annex G, or Section 6 of this Agreement, or (ii) shall fail or neglect to perform, keep, or observe any of the other provisions of this Agreement, or of any of the other Operative Documents (other than any provision embodied in or covered by any other clause of this Section 8.1), and such failure is not cured (y) within ten (10) days after such failure, or (z) if the nature of such failure is such that Borrowers cannot have knowledge of such failure without notice from the Agent, the Revolving Credit Agent, or the Lenders of an approval or disapproval, then within ten (10) days after notice from the Agent, the Revolving Credit Agent or a Lender.

            c. An Event of Default shall occur under the Master Lease or any of the other Operative Documents, after giving effect to any applicable grace or cure period.

            d. A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured, waived, or otherwise satisfied within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $1,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause such Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

            e. Any information contained in any written statement, report, financial statement or certificate (including a Borrowing Base Certificate) made or delivered to Agent, Revolving Credit Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

            f. Assets of any Credit Party with a fair market value of $50,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for a period of thirty (30) days without dismissal or bonding pending appeal.

            g. A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

            h. Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

            i. A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within fifteen (15) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay, other than any judgments which are covered in full by insurance which is not being disputed by the insurer.

            j. Any material provision of any Operative Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party or any Governmental Authority having jurisdiction over such Credit Party shall challenge the enforceability of any Operative Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Operative Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Operative Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

            k.    Any Change of Control shall occur.

            l. A default shall occur under a Material Contract, or a license or permit now held by one of the Credit Parties shall be lost, suspended, or revoked, or a strike, workstoppage or other similar event shall occur, as a result of which revenue-producing activities cease or are substantially curtailed, and such cessation or curtailment (a) is not covered by business interruption insurance and (b) is likely to have a Material Adverse Effect.

            m. The indictment of any Credit Party under any criminal statute, or commencement of criminal or civil proceedings against any Credit Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Credit Party.

            n. Any Credit Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Credit Party or any of its ERISA Affiliates incurs a withdrawal liability in excess of $750,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Credit Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount in excess of $750,000.

             o. Any ERISA Event with respect to any Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Credit Party by the Agent, (i) such ERISA Event (if correctable) shall not have been corrected, and (ii) the then current value of such Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Plan by more than $1,000,000 (or, in the case of an ERISA Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 4971 or 4975 of the Code, the liability is in excess of such amount).

            p. Any Credit Party shall be liable for any Environmental Liabilities the payment of which would reasonably be expected to have a Material Adverse Effect.

      8.2.  Remedies.
            --------

            a. If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing Agent may (and at the written request of the Requisite Lenders shall) by notice to the Revolving Credit Agent, without notice to the Borrowers, suspend the Revolving Loan facility with respect to further Advances or the obligation to issue further Letters of Credit. If any Event of Default shall have occurred and be continuing, the rate of interest applicable to the Loans and Letter of Credit Fees shall automatically increase to the Default Rate until such Default is cured or waived.

            b. If any Event of Default shall have occurred and be continuing, Agent may, and shall at the request of the Requisite Lenders, by notice to the Revolving Credit Agent, upon notice to the Borrowers, (i) terminate the Revolving Loan Commitment with respect to further Advances and Letters of Credit; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent or Revolving Credit Agent under the Operative Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g) or (h), the Revolving Loan Commitment shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, the Term Loan, and the Master Lease, shall become immediately due and payable without declaration, notice or demand by any Person.

            c. If any Event of Default shall have occurred and be continuing, the Agent (at the request of any Term Lender) may from time to time, make such disbursements and advances ("Protective Advances") which the Agent or the Lender, in their sole discretion, deem necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and the other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described herein. The Protective Advances shall be repayable on demand, be secured by the Collateral, and be treated as principal of the Term Loan for purposes of the application of payments or proceeds of Collateral. The Protective Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The Agent or the Lenders shall notify the Borrower Representative in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. Without limitation to its obligations hereunder, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Protective Advance. If such funds are not made available to the Agent by any such Lender, the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the Default Rate then applicable to the Term Loan.

      8.3.  Waivers by Credit Parties.
            -------------------------

            Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives, to the extent permitted by law (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.


9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

      9.1.  Assignment and Participations.
            -----------------------------

            a. The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Operative Documents, the obligations under the Master Lease, the Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of the Requisite Lenders, which consent shall not be unreasonably withheld, and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender, Agent, and Borrower that it is purchasing the applicable Loans or interest in the Master Lease to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent by the assigning Lender of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's ratable share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.

      Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time (x) make any assignment to an affiliate of a Lender or to a fund or account managed by a Lender without satisfying any of the conditions set forth in this Section 9.1(a) (including, without limitation, the conditions contained in clauses (i) through (iv) above and the requirement to provide notice to the Agent, Revolving Credit Agent or Borrowers); provided however, that the Agent, Revolving Credit Agent and the Borrowers may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned to the assignee of such Lender until such assigning Lender provides written notice of such assignment to the Agent or Revolving Credit Agent, as applicable, and such assigning Lender and its assignee have delivered to the Agent or Revolving Credit Agent, as applicable, a fully executed Assignment Agreement substantially in the form attached hereto as Exhibit 9.1(a) or otherwise in form and substance reasonably satisfactory to the Agent or Revolving Credit Agent, as applicable, and (y) pledge the Obligations held by it and such Lender's rights under this Agreement and the other Operative Documents to a Federal Reserve Bank; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Operative Document.

            b. Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Operative Documents). Solely for purposes of Sections 1.12, 1.14, 1.15 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

            c. Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes, the Master Lease or other Obligations owed to such Lender.

            d. Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the completeness and accuracy in all material respects of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials , except that any Financial Statements and Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4.

            e. Subject to the provisions of Section 11.8, a Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

      9.2.  Appointment of Agents.
            ---------------------

            a. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Operative Documents. General Electric Capital Corporation is hereby appointed to act on behalf of all Revolving Lenders as Revolving Credit Agent and by all Lenders as agent to control and hold the cash collateral in any blocked account or Letter of Credit Cash Collateral Account under this Agreement and the other Operative Documents. The provisions of this Section 9.2 are solely for the benefit of Agent, Revolving Credit Agent, and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Operative Documents, Agent and Revolving Credit Agent shall act solely as an agent of Lenders and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent and Revolving Credit Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Operative Documents. The duties of Agent and Revolving Credit Agent shall be mechanical and administrative in nature and Agent and Revolving Credit Agent shall not have, or be deemed to have, by reason of this Agreement, any other Operative Document or otherwise, a fiduciary relationship in respect of any Lender. Neither Agent, nor Revolving Credit Agent, nor any of either's Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Operative Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

            b. If Agent or Revolving Credit Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Operative Document, then Agent or Revolving Credit Agent shall be entitled to refrain from such act or taking such action unless and until Agent or Revolving Credit Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent or Revolving Credit Agent shall not incur liability to any Person by reason of so refraining. Agent or Revolving Credit Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Operative Document (a) if such action would, in the opinion of Agent or Revolving Credit Agent , be contrary to law or the terms of this Agreement or any other Operative Document, (b) if such action would, in the opinion of Agent or Revolving Credit Agent, expose such Agent or Revolving Credit Agent to Environmental Liabilities or (c) if Agent or Revolving Credit Agent, as applicable, shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent or Revolving Credit Agent acting or refraining from acting hereunder or under any other Operative Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable, except to the extent that any such right of action arises out of such Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      9.3.  Agent's  and Revolving Credit Agent's Reliance, Etc.
            ---------------------------------------------------

            Neither Agent, nor Revolving Credit Agent, nor any of either's Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Operative Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent or Revolving Credit
Agent: (a) may treat a Lender as a Lender thereof until Agent, or Revolving Credit Agent, as applicable, receives written notice of the assignment or transfer from such Lender and its assignee and in form reasonably satisfactory to Agent or Revolving Credit Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Operative Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Operative Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Operative Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Operative Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      9.4. GE Capital and Successor Agent or Revolving Credit Agent and Affiliates.
            --------------------------------------------------------

            With respect to its Commitments hereunder, GE Capital and any successor Agent or Revolving Credit Agent which is also a Lender hereunder shall have the same rights and powers under this Agreement and the other Operative Documents as any other Lender and may exercise the same as though it were not Agent or Revolving Credit Agent, as applicable; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital and any such successor in their individual capacities. GE Capital and any successor Agent or Revolving Credit Agent and their Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital (or such successor) were not Agent or Revolving Credit Agent, as applicable, without any duty to account therefor to Lenders. GE Capital, any such successor, and their Affiliates may accept fees and other consideration from any Credit Party for services in connection with such other transactions without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital or a successor as a Lender, holding disproportionate interests in the Loans and/or the Master Lease, and GE Capital or such successor as Agent or Revolving Credit Agent.

      9.5.  Lender Credit Decision.
            ----------------------

            Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4.1 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

      9.6.  Indemnification.
            ---------------

            Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of the Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Operative Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct, and Revolving Lenders agree to indemnify Revolving Credit Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of the Credit Parties hereunder), ratably according to their respective Pro Rata Shares in the Revolving Loan, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Revolving Credit Agent in any way relating to or arising out of this Agreement or any other Operative Document or any action taken or omitted by Revolving Credit Agent in connection therewith; provided, however, that no Revolving Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Revolving Credit Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent (or each Revolving Lender agrees to reimburse Revolving Credit Agent, as applicable) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent, or Revolving Credit Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Operative Document, to the extent that Agent, or Revolving Credit Agent, as applicable, is not reimbursed for such expenses by Credit Parties.

      9.7.  Successor Agent and Revolving Credit Agent.
            ------------------------------------------

            a. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Operative Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Operative Documents. Agent may be removed for gross negligence or willful misconduct at the written direction of the holders (other than Agent) of two-thirds or more of the sum of the aggregate amount of the Term Loan Commitments, Capital Lease Commitments, and Revolving Loan Commitments.

            b. Revolving Credit Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Revolving Credit Agent. If no successor Revolving Credit Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Revolving Credit Agent's giving notice of resignation, then the resigning Revolving Credit Agent may, on behalf of Lenders, appoint a successor Revolving Credit Agent, which shall be a Revolving Lender, if a Revolving Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Revolving Credit Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Revolving Credit Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Revolving Credit Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Revolving Credit Agent as provided above. Any successor Revolving Credit Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Revolving Credit Agent hereunder by a successor Revolving Credit Agent, such successor Revolving Credit Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Revolving Credit Agent. Upon the earlier of the acceptance of any appointment as Revolving Credit Agent hereunder by a successor Revolving Credit Agent or the effective date of the resigning Revolving Credit Agent's resignation, the resigning Revolving Credit Agent shall be discharged from its duties and obligations under this Agreement and the other Operative Documents, except that any indemnity rights or other rights in favor of such resigning Revolving Credit Agent shall continue. After any resigning Revolving Credit Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Revolving Credit Agent under this Agreement and the other Operative Documents. Revolving Credit Agent may be removed for gross negligence or willful misconduct at the written direction of the holders (other than Revolving Credit Agent) of two-thirds or more of the sum of the aggregate amount of the Term Loan Commitments, Capital Lease Commitments, and Revolving Loan Commitments.

      9.8.  Setoff and Sharing of Payments.
            ------------------------------

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, at any time after the Loans or other Obligations become due and payable pursuant to Section 8.2(b) and to the extent permitted by law, each Lender and each holder of any Note is hereby authorized at such time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to such Credit Party) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Credit Party against and on account of any of the Obligations which are not paid when due. Notwithstanding anything herein to the contrary, after any Lender has exercised its right of setoff pursuant to this Section 9.8, it will notify the Borrowers, the Agent, the Revolving Credit Agent and the other Lenders of such exercise. Any Lender or holder of any Note or the Master Lease exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. In the event that a Term Lender or a Revolving Lender is required by the provisions of this Section 9.8 to purchase a participation interest from a Lender holding an interest in both Loans and the Master Lease, the purchasing Lender shall be entitled to purchase its participation interest in the Loans alone, so long as the participating Lender holds an interest in the Loans in a sufficient amount.

      9.9.  Advances; Payments; Non-Funding Lenders; Information;
            Actions in Concert.
            -----------------------------------------------------

            a. Advances; Payments. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Revolving Credit Agent in same day funds by wire transfer to Revolving Credit Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Revolving Credit Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Revolving Credit Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

            b. On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with respect to the Revolving Loan (each, a "Settlement Date"), Revolving Credit Agent will advise each Revolving Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to the Revolving Loan. Provided that such Revolving Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Operative Documents as of such Settlement Date, Revolving Credit Agent will pay to each Revolving Lender such Revolving Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Revolving Lender on the Pro Rata Share of the Revolving Loan held by it. To the extent that any Revolving Lender has failed to fund all such payments and Advances or failed to fund the purchase of all such participations (such Lender being herein called a "Non-Funding Lender"), Revolving Credit Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Revolving Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

            c. Not later than the second (2nd) Business Day after receipt of any payment received with respect to the Term Loan, Agent will advise each Term Lender by telephone, or telecopy of the amount of such Lender's ratable share (based proportionately upon such Term Lender's Term Loan Commitment) of principal, interest and Fees paid for the benefit of Term Lenders with respect to the Term Loan. Provided that such Term Lender has made all payments required to be made by it under this Agreement and the other Operative Documents, Agent will pay to each Term Lender such Term Lender's ratable share, (based proportionately upon each such Term Lender's Term Loan Commitment) of principal, interest and Fees paid by Borrowers. To the extent that any Term Lender has failed to fund all such payments, Agent shall be entitled to set off the funding short-fall against that Term Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Term Lender's account (as specified by such Term Lender in Annex H or the applicable Assignment Agreement).

            d. Availability of Lender's Pro Rata Share. Revolving Credit Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Revolving Credit Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Revolving Credit Agent by such Revolving Lender when due, Revolving Credit Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Revolving Credit Agent's demand, Revolving Credit Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Revolving Credit Agent. Nothing in this Section 9.9(d) or elsewhere in this Agreement or the other Operative Documents shall be deemed to require Revolving Credit Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Revolving Credit Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Revolving Credit Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

            e.    Return of Payments.

                        (1) If Agent or Revolving Credit Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent or Revolving Credit Agent from Borrowers and such related payment is not received by Agent or Revolving Credit Agent, as applicable, then Agent or Revolving Credit Agent, as applicable, will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                        (2) If Agent or Revolving Credit Agent determines at any time that any amount received by Agent or Revolving Credit Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Operative Document, Agent or Revolving Credit Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent or Revolving Credit Agent, as applicable, on demand any portion of such amount that Agent or Revolving Credit Agent has distributed to such Lender, together with interest at such rate, if any, as Agent or Revolving Credit Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

            f. Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Revolving Credit Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Operative Document or constitute a "Lender" or be included in the calculation of "Requisite Lenders" hereunder for any voting or consent rights under or with respect to any Operative Document.

            g. Dissemination of Information. Agent and Revolving Credit Agent will provide Lenders with any notice of Default or Event of Default received by Agent or Revolving Credit Agent from, or delivered by Agent or Revolving Credit Agent to, any Credit Party, with notice of any Event of Default of which Agent or Revolving Credit Agent has actually become aware and with notice of any action taken by Agent or Revolving Credit Agent following any Event of Default; provided, however, that Agent or Revolving Credit Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's or Revolving Credit Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide certain Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that, to the extent that the Borrowers are required to do so, Agent and Revolving Credit Agent shall have no duty to provide the same to Lenders.

            h. Actions in Concert. Anything in this Agreement to the contrary notwithstanding, Revolving Credit Agent and each Lender hereby agrees with each other Lender that neither Revolving Credit Agent nor any Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent; provided, however, that upon the occurrence and during the continuance of any Event of Default , the Agent or the Revolving Credit Agent, as applicable, shall, within ten (10) days of receipt of a written demand by (i) any Term Lender or Lessor holding at least 50% of the sum of the outstanding principal balance of the Term Loan plus the outstanding capitalized Lessor's Cost under the Master Lease, or (ii) at any time when the Net Borrowing Availability is less than $2,500,000, any Revolving Lender holding at least 50% of the Revolving Loan Commitment, commence and diligently pursue in good faith the exercise of its enforcement rights or remedies against, and take action to enforce its Liens on, the Collateral to the extent that the Agent or Revolving Credit Agent, as applicable, is permitted to exercise such rights and remedies by the terms of the Operative Documents and/or under applicable law (including, without limitation, any or all of the following: solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling a material portion of the Collateral, the commencement of any action to foreclose on its Lien on all or any material portion of the Collateral, notification of account debtors to make payments to the Agent, the Revolving Credit Agent or their agents, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral).


10.   SUCCESSORS AND ASSIGNS

      10.1. Successors and Assigns.
            ----------------------

            This Agreement and the other Operative Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Revolving Credit Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Operative Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Operative Documents.


11.   MISCELLANEOUS

      11.1. Complete Agreement; Modification of Agreement.
            ---------------------------------------------

            The Operative Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter, and/or fee letter (other than the Fee Letter) and/or confidentiality agreement between any Credit Party and Agent, Revolving Credit Agent, or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

      11.2. Amendments and Waivers.
            ----------------------

            a. Except for actions expressly permitted to be taken by Agent or Revolving Credit Agent herein or in any of the other Operative Documents, or as set forth in (b) and (c) below, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes or any of the other Operative Documents, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders.

            b. No amendment, modification, or waiver of or consent to departure with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of Aggregate Borrowing Base on the date of this Agreement, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7 on the date of this Agreement, shall be effective unless the same shall be in writing and signed by all Lenders and the Borrower Representative. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligation shall be effective unless the same shall be in writing and signed by all Lenders and the Borrower Representative. In addition, without limiting the foregoing, notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Event of Default (if in connection therewith Agent or Requisite Lenders, or all Lenders, as the case may be, have exercised its or their right to suspend the making or further Advances or incurrence of further Letter of Credit Obligations pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by the Borrowers, and Requisite Lenders.

            c. No amendment, modification, consent to departure, or waiver with respect to the Operative Documents shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, stated rate of interest on or Fees payable with respect to any Loan or any Letter of Credit Obligation; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Operative Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $50,000 in the aggregate, except for releases of Collateral specifically permitted by the terms hereof or of the other Operative Documents (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the term "Requisite Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or Revolving Credit Agent under this Agreement or any other Operative Document shall be effective unless in writing and signed by Agent or Revolving Credit Agent, as applicable, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Operative Documents. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances unless required by the terms hereof or of any other Operative Document. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

            d. Upon payment in full in cash of all of the Obligations (other than indemnification Obligations under Section 1.12), and termination of the Commitments, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

      11.3. Fees and Expenses.
            -----------------

            Borrowers shall reimburse Agent, Revolving Credit Agent and all Lenders for all reasonable out-of-pocket expenses incurred in connection with the preparation of the Operative Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Operative Documents and advice in connection therewith) and the closing of the transactions contemplated hereby. Borrowers shall reimburse Agent, Revolving Credit Agent, and all Lenders for all out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

            a. any amendment, modification or waiver of, or consent with respect to, any of the Operative Documents or the documents related to the Related Transactions or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

            b. without duplication of any amounts owing under Section 1.12, any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Operative Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent, Revolving Credit Agent, or Lenders by virtue of the Operative Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that no such Credit Party shall be liable under this Section 11.3(b) for any fees, costs, expenses, or other amounts arising in connection with any litigation, contest, case, suit, action, proceeding, claim, damage, loss, liability or expense, or appeal or review thereof, that results from (i) any dispute between Lenders, or any dispute between one or more Lenders and the Agent or the Revolving Credit Agent, (ii) the reimbursed party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, or (iii) legal proceedings between one or more Indemnified Persons and one or more Credit Parties in which the applicable Credit Party or Parties prevail (based upon the standards of liability set forth herein);

            c. any and all stamps and other taxes payable in connection with the execution, delivery, filing, and recording of any of the Operative Documents;

            d. during the continuance of an Event of Default, any attempt to enforce any remedies of Agent or Revolving Credit Agent against any or all of the Credit Parties that may be obligated to Agent or Revolving Credit Agent or any Lender by virtue of any of the Operative Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

            e. any work-out or restructuring of the Loans during the continuance of one or more Events of Default;

            f. efforts to (i) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (ii) verify, protect, evaluate, assess, appraise any of the Collateral, or, during the continuance of an Event of Default, to , collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (e) above, all reasonable out-of-pocket attorneys' and other professional, consultant and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable out of pocket expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, within ten (10) Business Days of demand therefor, by Borrowers to Agent or Revolving Credit Agent, as applicable, for itself and for the benefit of the applicable Lenders. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable out of pocket fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; courier or air express charges; telegram or telecopy charges; secretarial overtime charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

      11.4. No Waiver.
            ---------

            Agent's, Revolving Credit Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Operative Documents shall not waive, affect or diminish any right of Agent, Revolving Credit Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Operative Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent, Revolving Credit Agent, or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

      11.5. Remedies.
            --------

            Agent's, Revolving Credit Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent, Revolving Credit Agent, or any Lender may have under any other agreement, including the other Operative Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

      11.6. Severability.
            ------------

            Wherever possible, each provision of this Agreement and the other Operative Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11.7. Conflict of Terms.
            -----------------

            If this Agreement is amended at any time, the parties hereby agree to endeavor to make any corresponding changes to the Master Lease and the other Operative Documents. Except as otherwise provided in this Agreement, any intercreditor agreement entered into among the Lenders, or any of the other Operative Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Operative Documents, the provision contained in this Agreement shall govern and control.

      11.8. Confidentiality.
            ---------------

            Agent, Revolving Credit Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent, Revolving Credit Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential, except that Agent, Revolving Credit Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent, Revolving Credit Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments that has been instructed to comply with the covenant set forth in this Section 11.8; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) upon notice to the Borrowers unless legally prohibited, as required by any Governmental Authority or reasonably believed by Agent, Revolving Credit Agent or such Lender, on advice of counsel, to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's, Revolving Credit Agent's or such Lender's counsel, required by law; (e) to the extent reasonably required in connection with the exercise of any right or remedy under the Operative Documents or in connection with any Litigation to which Agent, Revolving Credit Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent, Revolving Credit Agent or such Lender.

      11.9. GOVERNING LAW.
            -------------

            EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE OPERATIVE DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE OPERATIVE DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT, REVOLVING CREDIT AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS, PROVIDED, THAT AGENT, REVOLVING CREDIT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR REVOLVING CREDIT AGENT. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

      11.10.  Notices.
              -------

            Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      11.11.  Section Titles.
              --------------

            The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      11.12.  Counterparts.
              ------------

            This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      11.13.  WAIVER OF JURY TRIAL.
              --------------------

            BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, REVOLVING CREDIT AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

      11.14.  Press Releases.
              --------------

            Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any Lender or its affiliates or referring to this Agreement, the other Operative Documents without at least two (2) Business Days' prior notice to such Lender and without the prior written consent of such Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with such Lender before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent, Revolving Credit Agent, or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent, Revolving Credit Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrowers' consent which shall not be unreasonably withheld or delayed.

      11.15.  Reinstatement.
              -------------

            This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      11.16.  Advice of Counsel.
              -----------------

            Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

      11.17.  No Strict Construction.
              ----------------------

            The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.   CROSS GUARANTY AND BORROWER CONTRIBUTION RIGHTS.

      12.1. Cross-Guaranty.
            --------------

            a. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent, Revolving Credit Agent, and Lenders and their respective permitted successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) of all Obligations owed or hereafter owing to Agent, Revolving Credit Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and not of collection, that its obligations under this Section 12 shall not be discharged until payment in full of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

                  (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Operative Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (ii) the absence of any action to enforce this Agreement (including this Section 12) or any other Operative Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

                  (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent, Revolving Credit Agent and Lenders in respect thereof (including the release of any such security);

                  (iv)  the insolvency of any Credit Party; or

                  (v) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

      12.2. Waivers by Borrowers.
            --------------------

            Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent, Revolving Credit Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Operative Documents and that, but for the provisions of this Section 12 and such waivers, Agent, Revolving Credit Agent, and Lenders would decline to enter into this Agreement.

      12.3. Benefit of Guaranty.
            -------------------

            Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent, Revolving Credit Agent, and Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent, Revolving Credit Agent or Lenders, the obligations of such other Borrower under the Operative Documents.

      12.4. Subordination of Subrogation, Etc.
            ---------------------------------

            Notwithstanding anything to the contrary in this Agreement or in any other Operative Document, and except as set forth in Section 12.7 or in other contribution agreements among the Credit Parties, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent, Revolving Credit Agent, and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Revolving Credit Agent, Lenders and their respective permitted successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

            The Agent and the Lenders agree that if (i) the Obligations shall be repaid in full, and (ii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Borrowers' request and expense, execute and deliver to the Borrowers appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer or subrogation to the Borrowers of an interest in the Obligations resulting from the payment made by the Borrowers hereunder.

      12.5. Election of Remedies.
            --------------------

            If Agent, Revolving Credit Agent, or any Lender may, under applicable law, proceed to realize its benefits under any of the Operative Documents giving Agent, Revolving Credit Agent, or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Operative Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this
Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

      12.6. Limitation.
            ----------

            Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

            a. the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

            b. the amount which could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

      12.7. Contribution with Respect to Obligations.
            ----------------------------------------

            a. To the extent that any Borrower shall make a payment of all or any of the Obligations (a "Payment") which, taking into account all other Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Payment, then, following payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment.

            b. As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            c. This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section
12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

            d. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

            e. The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full payment of the Obligations and the termination of the Commitments.

      12.8. Liability Cumulative.
            --------------------

            The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent, Revolving Credit Agent, and Lenders under this Agreement and the other Operative Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

      12.9. Joint and Several Liability, Etc.
            ---------------------------------

            Each of the Borrowers shall be jointly and severally liable for the Obligations. Agent may, except as otherwise expressly provided in this Agreement, without notice to or consent of any of the Borrowers and with or without consideration, release, discharge, compromise or settle with, waive, grant indulgences to, proceed against or otherwise deal with, any of the Borrowers without in any way affecting, limiting, modifying, discharging or releasing any of the obligations and liabilities under this Agreement or the other Operative Documents of any other Borrowers. Each Borrower consents and agrees that (a) Agent shall not be under any obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the obligations and liabilities of such Borrower under this Agreement or any of the other Operative Document, (b) any rights such Borrower may have against any other Borrowers for contribution, exoneration from payment or otherwise, in respect of any amounts paid by such Borrower pursuant to any of the Operative Documents or which continue to be owing pursuant to any of the Operative Documents, shall be postponed until the Obligations have been paid in full and no Commitments therefor are outstanding and (c) Agent may enforce and collect the obligations and liabilities of such Borrower hereunder or under the other Operative Documents irrespective of any attempt, pursuit, enforcement or exhaustion of any rights and remedies the Lender may at any time have to collect the obligations and liabilities hereunder or under the other Operative Documents of any other Borrower.

                          [SIGNATURES BEGIN NEXT PAGE]

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                    PRECISION PARTNERS, INC.


                                    By: /s/  Frank Reilly
                                       ---------------------------------
                                    Name:  Frank Reilly
                                    Title: Executive Vice President and Chief
                                           Financial Officer


                                    GALAXY INDUSTRIES CORPORATION
                                    MID STATE MACHINE PRODUCTS
                                    NATIONWIDE PRECISION PRODUCTS CORP.
                                    GENERAL AUTOMATION, INC.
                                    CERTIFIED FABRICATORS, INC.
                                    GALAXY PRECISION PRODUCTS CORP.
                                    GILLETTE MACHINE & TOOL CO., INC.



                                    By: /s/ Frank Reilly
                                       ---------------------------------
                                    Name:  Frank Reilly
                                    Title: Vice President


                                    PRECISION PARTNERS HOLDING COMPANY


                                    By: /s/ Frank Reilly
                                       ---------------------------------
                                    Name:  Frank Reilly
                                    Title: Executive Vice President and Chief
                                           Financial Officer


                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Agent and Lender


                                    By: /s/  Howard Norowitz
                                       ---------------------------------
                                    Name:  Howard Norowitz
                                    Title: Assistant Vice President

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Revolving Credit Agent and Lender


                                    By: /s/ Howard Norowitz
                                       ---------------------------------
                                    Name:  Howard Norowitz
                                    Title: Assistant Vice President


                                    ABLECO FINANCE LLC, as Lender


                                    By: /s/ Kevin Gender
                                       ---------------------------------
                                    Name:  Kevin Gender
                                    Title: Senior Vice President

                                     ANNEX A

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                                   DEFINITIONS
                                   -----------

Capitalized terms used in the Operative Documents shall have (unless otherwise provided elsewhere in the Operative Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

      "Ableco" shall have the meaning given to such term in the Preamble hereto.

      "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

      "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including
(a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

      "Advance" shall mean any Revolving Credit Advance.

      "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or Controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that Controls, is Controlled by or is under common Control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, the term "Affiliate" shall specifically exclude Agent, Revolving Credit Agent, and each Lender.

      "Agent" shall mean GE Capital or its successor appointed pursuant to
Section 9.7.

      "Aggregate Borrowing Base" shall mean, at any time the sum of (a) eighty-five percent (85%) of the Borrowers' Eligible Accounts; plus (b) the lowest of (i) fifty percent (50%) of the Borrowers' Eligible Inventory, valued at the lower of cost (on a first in, first out basis) or market value, or (ii) eighty percent (80%) of the net orderly liquidation value of the Borrowers' Eligible Inventory, or (iii) $12,500,000; minus (c) the Dilution Reserve, minus
(d) such additional reserves as the Revolving Credit Agent may deem appropriate.

      "Agreement" shall mean the Credit Agreement by and among Borrowers, the other Credit Parties named therein, GE Capital, as Agent and Lender, Ableco Finance LLC as Lender, GE Capital as Revolving Credit Agent, GECC Capital Markets Group, Inc. as Lead Arranger, and the other Lenders signatory from time to time to the Agreement.

      "Allocable Amount " shall have the meaning set forth in Section 12.7(b).

      "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

      "Applicable Capital Lease Index Margin" shall mean 3.50%.

      "Applicable Capital Lease Interest Rate Floor" shall mean ten percent (10%) from the date hereof until December 31, 2002, eleven percent (11%) from January 1, 2003 until the December 31, 2004, and twelve percent (12%) thereafter.

      "Applicable Capital Lease LIBOR Margin" shall mean 5.00%.

      "Applicable L/C Margin" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations, in an amount equal to 3.25%.

      "Applicable Margins" means collectively the Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable L/C Margin, the Applicable Revolver LIBOR Margin and the Applicable Term Loan LIBOR Margin.

      "Applicable Percentage" shall have the meaning set forth in Section
1.8(c).

      "Applicable Revolver Index Margin" shall mean 1.75%.

      "Applicable Revolver LIBOR Margin" shall mean 3.25%.

      "Applicable Term Loan Floor" shall mean ten percent (10%) from the date hereof until December 31, 2002, eleven percent (11%) from January 1, 2003 until the December 31, 2004, and twelve percent (12%) thereafter.

      "Applicable Term Loan Index Margin" shall mean 3.50%.

      "Applicable Term Loan LIBOR Margin" shall mean 5.00%.

      "Applicable Unused Line Fee Margin" shall mean the per annum fee, from time to time in effect, payable in respect to Borrowers' non-use of committed funds pursuant to Section 1.8(b).

      "Assignment Agreement" shall have the meaning assigned to it in Section 9.1(a).

      "Borrower Representative" shall mean Precision in its capacity as Borrower Representative pursuant to the provisions of Section 1.16.

      "Borrowers" and "Borrower" shall have the respective meanings assigned thereto in the Preamble to the Agreement.

      "Borrowing Availability" shall have the meaning assigned to it in Section 1.1.1(a).

      "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as Exhibit 4.1(b).

      "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

      "Capital Expenditures" shall mean, with respect to any Person, the aggregate of all expenditures (by the expenditure of cash or the incurrence of Indebtedness; excluding, however, expenditures made by the reinvestment of the proceeds of asset dispositions made in accordance with the Agreement) by such Person during any measuring period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or improvements or for replacements, substitutions or additions thereto, that are required to be capitalized under GAAP; provided, however, that (a) for the purpose of calculating Capital Expenditures for any Fiscal Year, if a Borrower orders an asset during one Fiscal Year and such asset is delivered and paid for in the subsequent Fiscal Year, the Borrowers shall be entitled to treat the Capital Expenditure as though it was made in the Fiscal Year in which such asset is ordered, provided that the Borrowers notify the Agent and the Lenders of their intention to do so concurrently with or prior to the end of such Fiscal Year, and (b) the capitalized lessor's cost under the Master Lease shall not be deemed to be a Capital Expenditure.

      "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

      "Capital Lease Commitment" shall mean (a) as to any Lessor with a Capital Lease Commitment, the commitment of such Lessor to make its proportionate share of the capitalized lessor's cost under the Master Lease as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lessor, and (b) as to all Lessor with a Capital Lease Commitment, the aggregate commitment of all Lessors to enter into the Capital Lease, which aggregate commitment shall be Five Million Nine Hundred Fifty Thousand Dollars ($5,950,000) on the Closing Date, as to each of clauses (a) and (b), as such Capital Lease Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

      "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would be capitalized on a balance sheet of such lessee in respect of such Capital Lease.

      "Carlisle Group" means Carlisle Group, L.P. and its Control Investment Affiliates.

      "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealers having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (i) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d) and (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b)(ii) or (iii).

      "Cash Management Systems" shall have the meaning assigned to it in Section 1.7.

      "Certified Fabricators" means Certified Fabricators, Inc., a California corporation.

      "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) other than Permitted Investors shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (c) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Precision, or Precision shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital of each of its subsidiaries (other than as a result of inter-Borrower mergers or other inter-Borrower transactions expressly permitted by the terms of the Agreement, or (d) a "Change of Control" as defined in the Indenture shall occur.

      "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

      "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

      "Closing Date" shall mean February 1, 2002.

      "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Operative Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

      "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      "Collateral" shall mean, at any time, the property then covered by any Security Agreement, Mortgage or other Collateral Document or otherwise then subject to a security interest or Lien in favor of Agent or Revolving Credit Agent, on behalf of the Lenders, to secure the Obligations.

      "Collateral Documents" shall mean the Security Agreement, the Pledge Agreement, the Deposit Pledge Agreement, the Mortgages and all similar agreements entered into granting a Lien upon property as security for payment of, the Obligations.

      "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

      "Collection Account" shall mean that certain account of Revolving Credit Agent, account number 50-202-962 in the name of Revolving Credit Agent at Bankers Trust in New York, New York or such other account as Revolving Credit Agent shall specify.

      "Commitment Termination Date" shall mean the earliest of (a) January 1, 2006, (b) the date of termination of Lenders' obligations to make Advances or incur Letter of Credit Obligations or permit existing Loans or Letter of Credit Obligations to remain outstanding pursuant to Section 8.2(b), and (c) the date of prepayment in full by Borrowers of the Loans, and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to ANNEX B and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0).

      "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment and Term Loan Commitment and Capital Lease Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments and Term Loan Commitments and Capital Lease Commitments, which aggregate commitment shall be Seventy-Five Million Dollars ($75,000,000.00) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

      "Compliance Certificate" shall have the meaning assigned to it in Annex E.

      "Concentration Accounts" shall have the meaning assigned to it in Annex C.

      "Consolidated Current Assets" means, at any date, all amounts (other than Cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of any Person at such date.

      "Consolidated Current Liabilities" means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of any Person at such date, but excluding (a) the current portion of any Funded Debt of such Person and (b) without duplication of clause (a) above, all Indebtedness consisting of the Revolving Loan to the extent otherwise included therein.

      "Consolidated EBITDA" means, for any Person for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans and any Subordinated Debt), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses (including expense items related to the closing of the transactions contemplated hereby and restructuring costs of up to $755,000 incurred during 2002 in connection with the restructuring of CFI) or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) acceptable to the Requisite Lenders, (f) any other non-recurring non-cash charges acceptable to the Requisite Lenders, and (g) management fees accrued in accordance with the provisions of the Agreement; minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or nonrecurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside the ordinary course of business) and (c) any other noncash income, all as determined on a consolidated basis.

      "Consolidated EBITDAR" means, for any Person for any period, Consolidated EBITDA of such Person for such period, plus, without duplication and to the extent reflected as a charge in the statement of such Person's Consolidated Net Income for such period, Consolidated Rental Expense of such Person for such period.

      "Consolidated Fixed Charge Coverage Ratio" means, for any Person for any period, the ratio of (a) Consolidated EBITDAR for such period to (b) Consolidated Fixed Charges for such period.

      "Consolidated Fixed Charges" means, for any Person for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period, (c) Consolidated Rental Expense of such Person for such period (d) scheduled payments made during such period on account of principal of Indebtedness of such Person (including scheduled principal payments in respect of the Term Loan and Master Lease), (d) state and federal taxes paid, and (e) Capital Expenditures less the Net Cash Proceeds from the sale of Equipment or Real Estate.

      "Consolidated Interest Expense" means, for any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person on a consolidated basis for such period with respect to all outstanding Indebtedness of such Person (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing).

      "Consolidated Lease Expense" means, for any Person for any period, the aggregate amount of fixed and contingent rentals payable by such Person for such period with respect to capital leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, for any period for any Person, the consolidated net income (or loss) of such Person, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) except as otherwise expressly provided herein, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person, (b) the income (or deficit) of any Person in which such Person has an ownership interest, except to the extent that any such income is actually received by such Person in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of such Person to the extent that the distribution of such earnings to such Person is not at the time permitted by the terms of any Contractual Obligation or requirement of law applicable to such Subsidiary.

      "Consolidated Rental Expense" means, for any Person for any period, on a consolidated basis, the aggregate base rental payments, other than Consolidated Lease Expenses, to lessors or their assignees by such Persons for such period under assignments to rent or lease any real or personal property as recorded in accordance with GAAP.

      "Consolidated Senior Debt" means, at any date for any Person, the aggregate principal amount of all Indebtedness of such Person as shown on such Person's balance sheet, other than Subordinated Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that for the purposes of measuring the Senior Leverage Ratio for the period ending December 31, 2001 only, Consolidated Senior Debt shall be net of cash held by the Credit Parties.

      "Consolidated Senior Interest Coverage Ratio" means, for any Person for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense on Consolidated Senior Debt for such period.

      "Consolidated Senior Leverage Ratio" means, as at the last day of any period, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for the immediately preceding four fiscal quarters.

      "Consolidated Total Interest Coverage Ratio" means, for any Person for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period..

      "Consolidated Working Capital" means, at any date for any Person, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

      "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or any Contract by which it or its property is bound.

      "Control" means, as to any Person, the ability of any other Person, directly or indirectly, to exclusively direct or cause the direction of the management of the policies of the first Person, whether by contract or otherwise.

      "Control Investment Affiliate" means, as to any Person, any other Person that (a) directly or indirectly is in Control or, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

      "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, or (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of the Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

      "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

      "Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of a like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

      "Credit Parties" shall mean the Guarantors, each Borrower, and each of their respective Subsidiaries other than Mid State Foundation.

      "Current Value" shall have the meaning given to such term in Section 5.11.

      "Default" shall mean any event, which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

      "Default Rate" means, as to any of the Obligations, a per annum rate of interest equal to two percent (2%) above the rate otherwise applicable to such Obligation, provided that, from and after the expiration of the then-current Libor Period with respect to any Obligations bearing interest at a rate based upon the LIBOR Rate, the Default Rate shall be equal to (a) for the Revolving Loan, two percent (2%) plus the Applicable Revolver Index Margin plus the Index Rate, (b) for the Term Loan, the greater of two percent (2%) plus the Applicable Term Loan Index Margin plus the Index Rate or two percent (2%) plus the Applicable Term Loan Floor, (c) for the Master Lease, the greater of to percent (2%) plus the Applicable Capital Lease Index Margin plus the Index Rate, or two percent (2%) plus the Applicable Capital Lease Interest Rate Floor, and (d) for the Letters of Credit two percent (2%) plus the Applicable L/C Margin.

      "Deposit Pledge Agreement means that certain Deposit Pledge Agreement dated the Closing Date from the Credit Parties to the Revolving Credit Agent for the benefit of the Lenders.

      "Dilution" shall mean, as of any date of determination, a percentage based upon the experience of the immediately prior six months, that is the result of dividing the dollar amount of (a) bad debt write-downs, discounts, credits, or other dilutive items with respect to Accounts during such period, by (b) the Borrowers' collections, including cash, checks, notes, instruments, and other items of payment, with respect to such period, plus the dollar amount described in clause (a).

      "Dilution Reserve" shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of five percent (5%).

      "Disbursement Accounts" shall have the meaning assigned to it on Annex C.

      "Disclosure Schedules" shall mean the Schedules prepared by Borrowers and denominated as Disclosure Schedules 1.3 through 6.8 in the Index to the Agreement.

      "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

      "Dollars" or "$" shall mean lawful currency of the United States of America.

      "Eligible Accounts" shall have the meaning assigned to it in Section 1.5 of the Agreement.

      "Eligible Inventory" shall have the meaning assigned to it in Section 1.6 of the Agreement.

      "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.); and the Safe Drinking Water Act (42 U.S.C.ss.ss. 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

      "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

      "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

      "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

      "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

      "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan (except for events with respect to which the reporting requirement has been waived by the PBGC); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

      "ESOP" shall mean a Plan, which is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

      "Event of Default" shall have the meaning assigned to it in Section 8.1.

      "Excess Cash Flow" means, for any fiscal year of the Borrowers, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the disposition of property by the Borrowers during such fiscal year (other than sales of Inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash income included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrowers in cash during such fiscal year (or incurred for orders made prior to the end of such fiscal year) on account of Capital Expenditures (excluding the principal amount of Indebtedness (other than Revolving Credit Advances) incurred in connection with such expenditures), (iii) the aggregate amount of all prepayments of Revolving Credit Advances during such fiscal year to the extent accompanying permanent reductions of the Revolving Commitments and all prepayments of the Term Loan and Master Lease during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loan and the Master Lease) of the Borrowers made during such fiscal year (including any such payments resulting from scheduled permanent reductions of any revolving credit facility), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the disposition of property by the Borrowers during such fiscal year (other than sales of Inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net income, and (vii) an amount equal to the Net Cash Proceeds of asset sales or dispositions which are held for reinvestment in accordance with the terms hereof.

      "Excess Cash Flow Application Date" shall have the meaning defined in
Section 1.2.2(d).

      "Extraordinary Receipts" means any cash received by any Credit Party or any of its Subsidiaries not in the ordinary course of business and not consisting of proceeds described in Section 1.2.2 (b), (c), (d) or (f) , or
Section 6.8(g), as applicable, foreign, United States, state or local tax refunds, insurance proceeds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, indemnity payments and any purchase price adjustment received in connection with any purchase agreement.

      "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period of the weighted average of the rates (rounded upward, if necessary to the nearest whole multiple of 1/16 of 1% per annum) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

      "Fee Letter" shall mean that certain letter, dated as of even date herewith between GE Capital, Ableco and the Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital and Ableco.

      "Fees" shall mean any and all fees payable to Agent, Revolving Credit Agent, or any Lender pursuant to the Agreement or any of the other Operative Documents.

      "Financial Covenants " shall have the meaning set forth in Section 6.10.

      "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

      "Fiscal Month" shall mean any of the monthly accounting periods of Borrowers.

      "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

      "Fiscal Year" shall mean any of the annual accounting periods of Borrowers ending on December 31 of each year.

      "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

      "Foreign Lender" shall have the meaning given to such term in Section 1.14(c) of the Agreement.

      "Funded Debt" shall mean, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

      "GA" shall mean General Automation, Inc., an Illinois corporation.

      "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

      "Galaxy" shall mean Galaxy Industries Corporation, a Michigan corporation.

      "GE Capital" shall have the meaning given to such term in the Preamble to the Agreement.

      "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

      "Gillette" means Gillette Machine & Tool Co., Inc., a New York corporation.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GPPC" means Galaxy Precision Products Corp., a Delaware corporation.

      "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

      "Guarantors" shall mean Holdings, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Operative Documents.

      "Guaranty" shall mean the guaranty of even date herewith executed by Holdings in favor of Agent and Lenders and any other guarantee of the Obligations now or hereafter executed and delivered by any other Person.

      "Harvey Group" means Harvey & Co. and its Control Investment Affiliates.

      "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

      "Holdings" shall have the meaning ascribed thereto in the Preamble to the Agreement.

      "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money (including, without limitation, the Obligations) or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

      "Indemnified Liabilities" shall have the meaning assigned to it in Section 1.13.

      "Indenture" means the Indenture dated March 19, 1999 by and among Precision Partners, Inc., the guarantors named therein, and The Bank of New York as Trustee, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

      "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

      "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

      "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

      "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

      "Intercompany Notes" shall have the meaning assigned to it in Section 6.3.

      "Interest Payment Date" means (a) as to any Index Rate Loan, the last day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

      "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

      "Investments" shall have the meaning given to such term in Section 6.2 of the Agreement.

      "Investment Property" shall have the meaning ascribed thereto in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

      "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

      "IRS" shall mean the Internal Revenue Service, or any successor thereto.

      "L/C Issuer" shall have the meaning assigned to such term in Annex B.

      "Lease Documents" shall mean the Capital Lease, the schedules thereto, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Capital Lease or the transactions contemplated hereby. Any reference in the Agreement, the Capital Lease or any other Operative Document or Lease Document to a "Lease Document" shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.

      "Lenders" shall mean the Term Lenders, Revolving Lenders and Lessors named on the signature page of the Agreement, and, if any such Lender shall assign all or any portion of the Obligations, such term shall include such assignee, in each case only for so long as such Person has a commitment hereunder.

      "Lessors" shall mean those Lenders having Capital Lease Commitments.

      "Letter of Credit Cash Collateral Account" shall have the meaning given to such term in Annex B.

      "Letter of Credit Fee" has the meaning ascribed thereto in Annex B.

      "Letter of Credit Obligations" shall mean at any time, the sum of (a) the aggregate undrawn stated amount of all Letters of Credit then outstanding, plus
(b) all amounts theretofore drawn under Letters of Credit and not reimbursed prior to or at such time.

      "Letters of Credit" shall mean commercial or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Revolving Credit Agent and Revolving Lenders have incurred Letter of Credit Obligations.

      "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

      "LIBOR Loan" shall mean a Loan or any of the other Obligations or any portion thereof bearing interest by reference to the LIBOR Rate.

      "LIBOR Period" shall mean (a) with respect to the Term Loan (i) the period commencing on the Closing Date and ending on April 1, 2002, (ii) the period commencing on April 1, 2002 and ending on July 1, 2002, (iii) the period commencing on July 1, 2002 and ending on October 2002, and (iv) each period thereafter commencing on a principal installment date and ending on the next succeeding principal installment date, and (b) with respect to the Revolving Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two, or three months thereafter with respect to the Revolving Loan, as selected by Borrower Representative's irrevocable notice to Revolving Credit Agent as set forth in
Section 1.4(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

      (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

      (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall on such date;

      (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

      (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

      (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than three (3) separate interest rate tranches under the Revolving Loan in existence at any one time.

      "LIBOR Rate" shall mean for each LIBOR Period, a per annum rate of interest, rounded upward to the nearest 1/16 of 1%, equal to:

      (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

      (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System.

      If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to all Lenders and Borrower Representative.

      "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

      "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, lien, charge or security interest, or easement, encumbrance, claim, or preference, priority or other security agreement or preferential arrangement having the effect of security of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

      "Litigation" shall have the meaning assigned to it in Section 3.13.

      "Loan Account" shall have the meaning assigned to it in Section 1.11.

      "Loan Documents" shall mean the Agreement, the Notes, the Guaranty, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent, Revolving Credit Agent, and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent, Revolving Credit Agent, or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a "Loan Document" shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

      "Loans" shall mean the Revolving Loan and the Term Loan.

      "Margin Stock " shall have the meaning set forth in Section 3.10.

      "Master Lease" means that certain Master Lease Agreement dated February 1, 2002 by and between General Electric Capital Corporation, for itself as Lessor and as Agent for Lessors, and the Borrowers, as Lessees.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial or other condition of the Credit Parties, taken as a whole, (b) the Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's or Revolving Credit Agent's Liens, on behalf of the Lenders, on the Collateral or the priority of such Liens, or (d) Agent's, Revolving Credit Agent's or any Lender's rights and remedies under the Agreement and the other Operative Documents.

      "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $1,500,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance or properties of the Borrowers, taken as a whole.

      "Maximum Amount" shall mean, at any particular time, an amount equal to the Revolving Loan Commitment of all Lenders.

      "Maximum Lawful Rate" shall have the meaning given to such term in Section 1.4(f).

      "Measurement Period" shall mean (a) as to any covenant calculation made as of March 31, 2002, June 30, 2002, or September 30, 2002, the period from January 1, 2002 through and including such date; and (ii) as to any covenant calculation made as of any date thereafter, the four quarters ending on such date.

      "Mid State" shall mean Mid State Machine Products, a Maine corporation.

      "Mortgaged Properties" shall have the meaning assigned to it in Annex D.

      "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, within the last five (5) years, contributions on behalf of participants who are or were employed by any of them.

      "Nationwide" shall mean Nationwide Precision Products Corp., a New York corporation.

      "Net Borrowing Availability" shall mean as of any date of determination as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, in each case less the Revolving Credit Advances and Letter of Credit Obligations then outstanding.

      "Net Cash Proceeds" means: (a) in connection with any asset sale, equity issuance, debt issuance or incurrence, or other disposition of any property of assets or any Recovery Event or Extraordinary Receipts, the aggregate proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such, sale, disposition or Recovery Event, after deducting therefrom:

                        (a) reasonable and customary brokerage commissions, underwriting fees, legal fees, accountants' fees, investment banking fees, finder's fees, and other customary fees and expenses actually incurred in connection therewith;

                        (b) the amount of taxes paid or reasonably estimated to be payable within one year in connection with or as a result of such transaction (after taking into account any available tax credits or deductions and any tax sharing arrangements);

                        (c) in the case of any sale, lease, transfer, or other disposition of any property or asset or any Recovery Event, amounts required to be applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien expressly permitted hereunder on any asset that is the subject of such sale, lease, transfer, disposition or Recovery Event (other than any Lien pursuant to a Operative Document); and

                        (d) in the case of the sale, lease, transfer, or disposition of any property and assets, the aggregate amount of all reasonable and customary post-closing purchase price adjustments to the cash or Cash Equivalents received, and such reserves as the Lenders shall approve, in their discretion .

      "Non-Funding Lender" shall have the meaning assigned to it in Section 9.9(b).

      "Notes" shall mean the Revolving Note and the Term Notes, collectively.

      "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.4(e).

      "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1.1(a).

      "Obligations" shall mean all loans, advances, debts, liabilities and obligations for payment of monetary amounts (whether or not such amounts are liquidated or determinable) owing by any Credit Party to Agent, Revolving Credit Agent, any Lessor or any other Lender, and all covenants and duties regarding the payment of such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Operative Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), rental payments, Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Operative Documents.

      "Operative Documents" means, collectively, the Loan Documents and the Lease Documents.

      "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

      "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

      "Payment " shall have the meaning set forth in Section 12.7(a).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other debt for borrowed money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', storage, repairman's, mechanics' or similar Liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' bailees' or other similar possessory Liens arising in the ordinary course of business (i) that have been subordinated to the Obligations in writing in a manner satisfactory to the Lenders or with respect to which the Borrowers, after the exercise of commercially reasonable efforts, have not obtained waivers and (ii) securing liabilities in an outstanding aggregate amount not in excess of $200,000 at any time, so long, in each case under this clause (e) as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment Lien not constituting an Event of Default under
Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens to secure the Obligations; and (j) Liens in existence on the date hereof and summarized on Disclosure Schedule 6.7; (k) purchase money Liens on or in fixed assets or capital assets acquired or held by any Borrower to secure the purchase price of such asset or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction, or improvement of such asset (including Liens arising out of Capital Leases entered into for such purposes and otherwise permitted hereunder); provided that no such Lien shall cover any property or assets other than the property or assets so acquired, constructed or obtained, and the amount secured by all such Liens (other than the amount of the existing capital leases disclosed in this Agreement, and any refinancing thereof) shall not exceed, in the aggregate $50,000 at any one time outstanding; (l) deposits made, and Letter of Credit issued, to secure the performance of operating leases of the Borrowers in the ordinary course of business; (m) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases otherwise permitted hereunder; (n) leases or subleases of assets owned by the Credit Parties; (o) contractual rights of setoff pertaining to deposits or sweep accounts in the ordinary course of business; (p) Liens in favor of the Trustee under the Indenture, which Liens arise solely under the "equal and ratable" clause of the Indenture as a result of Liens permitted hereunder; and (q) replacement, extension, or renewal of any Lien otherwise expressly permitted to be created or to exist under this Section 6.7; provided that any such Lien shall not extend to or cover any property or assets not theretofore covered.

      "Permitted Investors" shall mean the Carlisle Group, the Harvey Group, and the SKM Group

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

      "Plan" shall mean, at any time, an employee benefit plan, as defined in
Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

      "Pledge Agreement shall mean that certain Stock Pledge Agreement dated the Closing Date from Holdings, Precision and Nationwide.

      "Precision" means Precision Partners, Inc., a Delaware corporation.

      "Prior Credit Agreement" shall mean that certain Credit Agreement dated as of March 19, 1999, as amended and otherwise modified, by and among Precision, as borrower, the guarantors from time to time party thereto, Citicorp, U.S.A., Inc., as Administrative Agent, NationsBank, N.A. as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, Salomon Smith Barney, as Arranger, and the Lenders from time to time party thereto.

      "Prior GE Obligations" means, collectively, (a) the obligations under that certain Loan, Security and Guaranty Agreement dated as of December 8, 2000, as amended and otherwise modified, by and between (i) Galaxy Industries Corporation, Mid State Machine Products, Nationwide Precision Products Corp., and General Automation, Inc. (ii) General Electric Capital Corporation, for itself and as agent for certain participants, and (iii) Precision Partners, Inc., and (b) the obligations under that certain Amended and Restated Master Lease Agreement dated as of December 8, 2000 between (i) Galaxy Industries Corporation, Mid State Machine Products, Nationwide Precision Products Corp., and General Automation, Inc. and (ii) General Electric Capital Corporation, for itself and as agent for certain participants.

      "Prior Lender" shall mean the agent for the benefit of the Lenders under the Prior Credit Agreement.

      "Prior Lender Obligations" shall mean all obligations under the Prior Credit Agreement and the other documents executed in connection therewith and the Prior GE Obligations.

      "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

      "Projections" means Borrowers' forecasted consolidated and consolidating:
(a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a Subsidiary by Subsidiary basis or a division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and underlying assumptions.

      "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders (or, if after the Commitment Termination Date, by dividing the portion of the outstanding principal balance of the Revolving Loan held by such Lender by the total outstanding principal balance of the Revolving Loan), (b) with respect to the Term Loan or the Master Lease, the percentage obtained by dividing (i) the outstanding principal balance of the portion of the Term Loan and the total outstanding unamortized capitalized lessor's cost under the Master Lease held by that Lender by (ii) the total outstanding principal balance of the Term Loan and the total outstanding unamortized capitalized lessor's cost under the Master Lease held by all Lenders, (c) with respect to all Loans, the percentage obtained by dividing (i) the sum of the total Revolving Loan Commitment of such Lender (if any) (or, after the Commitment Termination Date, the outstanding principal balance of the portion of the Revolving Loan held by such Lender, if any) plus the outstanding principal balance of the portion of the Term Loan held by such Lender (if any) plus the total outstanding unamortized capitalized lessor's cost under the Master Lease held by such Lender by (ii) the sum of the aggregate outstanding Revolving Loan Commitments (or, if after the Commitment Termination Date, the outstanding principal balance of the Revolving Loan) plus the outstanding principal balance of the Term Loan, plus the total outstanding unamortized capitalized lessor's cost under the Master Lease.

      "Protective Advances" shall have the meaning given to such term in Section 8.2(c).

      "Public Offering" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

      "Qualified Plan" shall mean a Plan, which is intended to be tax-qualified under Section 401(a) of the IRC.

      "Real Estate" shall have the meaning assigned to it in Section 3.6.

      "Recovery Event" shall mean, with respect to any property, real or personal, of any Person, any loss of title with respect to real property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property (including real property) for which such Person receives insurance proceeds or proceeds of a condemnation award or other compensation. "Recovery Event" shall include but not be limited to any taking of any Mortgaged Property or real property of any Credit Party or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Property or real property of any Credit Party or any part thereof, by any Governmental Authority, civil or military.

      "Refinancing" shall mean the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

      "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower Representative stating that (i) no Event of Default has occurred and is continuing, and (ii) that the Borrowers intend and expect to use Net Cash Proceeds (a) received in connection with an asset sale or other disposition to acquire replacement assets of an equal or greater value, or (b) received in connection with a condemnation or casualty occurrence, to repair, restore, or replace the damaged or lost asset, and (iii) that the restoration, repair, or replacement is expected to be completed within a period of 180 days.

      "Related Transactions" means each borrowing under the Revolving Loan, the Term Loan, and the Master Lease on the Closing Date, the Refinancing, and the payment of all fees, costs and expenses associated with all of the foregoing.

      "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

      "Requisite Lenders" shall mean (a) at any time when the Net Borrowing Availability is greater than or equal to $2,500,000, Lenders having more than fifty percent (50.00%) of the sum of the aggregate outstanding principal amount of the Term Loan, plus the outstanding capitalized lessor's cost under the Master Lease, or (b) at any time when the Net Borrowing Availability is less than $2,500,000, (i) Lenders having more than fifty percent (50.00%) of the sum of the aggregate outstanding principal amount of the Term Loan plus the outstanding capitalized lessor's cost under the Master Lease, and (ii) Lenders having more than fifty percent (50%) of the outstanding Revolving Loan Commitments.

      "Reserves" shall mean, with respect to the Borrowing Base of any Borrower
(a) reserves established by Revolving Credit Agent from time to time against Eligible Inventory pursuant to Section 5.9, and (b) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of any Borrower which Revolving Credit Agent may, in its reasonable credit judgment, establish from time to time; provided that the Revolving Credit Agent shall not establish reserves for the payment of accrued interest on the Subordinated Debt.

      "Responsible Officer" means the chief executive officer, the chief operating officer, the president, the chief financial officer, the controller, the principal accounting officer, or the treasurer (or the equivalent of any of the foregoing) of any Credit Party, or any other officer of any Credit Party responsible for overseeing the administration of and reviewing compliance with, this Agreement and the other Operative Documents.

      "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, or premium, if any, on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt except as otherwise expressly permitted under Section 6.3(b); (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; and (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person in its capacity as a stockholder, except as otherwise expressly permitted hereunder, other than payment of compensation in the ordinary course to stockholders who are employees of such Person.

      "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

      "Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1.1(a).

      "Revolving Credit Agent" shall mean GE Capital or its successor appointed pursuant to Section 9.7.

      "Revolving Lenders" shall mean, as of any date of determination, Lenders having a Revolving Loan Commitment.

      "Revolving Loan" shall mean, at any time the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to the Borrowers plus (ii) the aggregate Letter of Credit Obligations. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

      "Revolving Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances and/or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances and/or incur Letter of Credit Obligations, which aggregate commitment shall be Twenty-Five Million Dollars ($25,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

      "Revolving Note" shall have the meaning assigned to it in Section
1.1.1(b).

      "Security Agreement" shall mean the Security Agreement of even date herewith entered into among Agent, on behalf of the Lenders, and each Credit Party that is a signatory thereto.

      "SKM Group" means Saunders, Karp & Megrue, LLC and its Control Investment Affiliates.

      "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

      "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

      "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

      "Subordinated Debt" means, collectively, the Indebtedness evidenced by the Subordinated Notes, and any other Indebtedness fully and unconditionally subordinated to the repayment of the Obligations.

      "Subordinated Notes" means, collectively, the 12% Senior Subordinated Notes issued pursuant to the Indenture, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

      "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent, Revolving Credit Agent or a Lender and franchise taxes imposed in lieu thereof by the jurisdictions under the laws of which Agent, Revolving Credit Agent and Lenders are organized or any political subdivision thereof or where their lending offices are located.

      "Term Lenders" shall mean those Lenders having Term Loan Commitments.

      "Term Loan" shall have the meaning assigned to it in Section 1.1.2(a).

      "Term Loan Commitment" shall mean (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its proportionate share of the Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Forty-Four Million Fifty Thousand Dollars ($44,050,000) on the Closing Date, as to each of clauses (a) and (b), as such Term Loan Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

      "Term Note" and "Term Notes" shall have the meaning assigned to such terms in Section 1.1.2(a).

      "Termination Date" shall mean the date on which the Loans have been repaid in full and all other Obligations under the Agreement and the other Operative Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with Annex B, and none of Borrowers shall have any further right to borrow any monies under the Agreement.

      "Title IV Plan" shall mean an employee pension benefit plan, as defined in
Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

      "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

      "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

      "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

      All other undefined terms contained in any of the Operative Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, Section or clause refer to such Section, Section or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, Section or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

      Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Operative Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Operative Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                                     ANNEX B

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                                LETTERS OF CREDIT
                                -----------------

      (a) Issuance. Subject to the terms and conditions of the Agreement, Revolving Credit Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the Borrowers and for such Borrowers' account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Revolving Credit Agent in its sole discretion (each, an "L/C Issuer")) for the Borrowers' account and guaranteed by Agent; provided, however, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Revolving Credit Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Revolving Credit Agent, as more fully described in paragraph
(b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Two Million Dollars ($2,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances, and (iii) the Aggregate Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Revolving Credit Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date more than one-year from the date of issuance; provided, however, that Letters of Credit, if so requested by the Borrowers, will have customary automatic one-year renewals.

      (b)(i) Advances Automatic; Participations. In the event that Revolving Credit Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the Borrowers under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding the Borrowers' failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Revolving Credit Agent for Revolving Credit Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Revolving Credit Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Revolving Credit Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

            (ii) If it shall be illegal or unlawful for the Borrowers to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Revolving Credit Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Revolving Credit Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

      (c) Letter of Credit Cash Collateral. If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, the Borrowers will pay to Revolving Credit Agent for the benefit of Revolving Lenders cash or cash equivalents reasonably acceptable to Revolving Credit Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the account of the Borrowers. Such funds or Cash Equivalents shall be held by Revolving Credit Agent in a cash collateral account (the "Letter of Credit Cash Collateral Account") maintained at a bank or financial institution reasonably acceptable to Revolving Credit Agent. The Letter of Credit Cash Collateral Account shall be in the name of the Borrowers (or the Borrower Representative) and shall be pledged to, and subject to the control of, Revolving Credit Agent, for the benefit of Revolving Lenders, in a manner reasonably satisfactory to Agent. Each Borrower hereby pledges and grants to Revolving Credit Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Letter of Credit Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

      If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as shall be reasonably satisfactory to Revolving Credit Agent and Agent.

      From time to time after funds are deposited in the Letter of Credit Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Revolving Credit Agent may apply such funds or Cash Equivalents then held in the Letter of Credit Cash Collateral Account to the payment of any amounts, in such order as Revolving Credit Agent may elect, as shall be or shall become due and payable by the Borrowers to Revolving Credit Lenders with respect to such Letter of Credit Obligations of the Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations, and any other Obligations of the Borrowers then due and payable, so long as no Default or Event of Default has then occurred and is continuing, any amounts remaining in the Letter of Credit Cash Collateral Account shall be returned to the Borrowers.

      No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Letter of Credit Cash Collateral Account, except that (i) if the Letter of Credit Cash Collateral Account was established to cure a borrowing base deficiency, then upon the cure of such deficiency, and the payment of all other Obligations then due and payable, so long as no Default or Event of Default has then occurred and is continuing, any amount remaining in the Letter of Credit Cash Collateral Account shall be returned to the Borrowers, and (ii) upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lenders in respect thereof, and upon payment of all other Obligations then due and owing, so long as no Default or Event of Default has then occurred and is continuing, any remaining amount shall be paid to Borrowers or as otherwise required by law, and (iii) if the Letter of Credit Cash Collateral Account was established as a result of an Event of Default and such Event of Default has been cured, so long as no other Default or Event of Default has then occurred and is continuing, any amount remaining in the Letter of Credit Cash Collateral Account shall be returned to the Borrowers.

      (d) Fees and Expenses. Borrowers agree to pay to Revolving Credit Agent for the ratable benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Revolving Credit Agent or any Revolving Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Revolving Credit Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

      (e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least two (2) Business Days prior written notice requesting the issuance of any Letter of Credit, specifying the date such Letter of Credit is to be issued, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied and, to the extent not previously delivered to Revolving Credit Agent, copies of all agreements between any Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Revolving Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Revolving Credit Agent and the L/C Issuer.

      (f) Obligation Absolute. The obligation of Borrowers to reimburse Revolving Credit Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Revolving Credit Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Operative Documents or any other agreement;

            (ii) the existence of any claim, set-off, defense or other right which any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Revolving Credit Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

            (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by Revolving Credit Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty, unless such demand, draft or certificate is substantially different from the applicable form specified in such Letter of Credit;

            (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

            (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

      (g) Indemnification; Nature of Lenders' Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Revolving Credit Agent and each Revolving Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Revolving Credit Agent or any Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or
(B) the failure of Revolving Credit, Agent, or any Revolving Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of (i) the gross negligence or willful misconduct of L/C Issuer, Revolving Credit Agent or such Revolving Lender (as finally determined by a court of competent jurisdiction), (ii) any dispute between Lenders, or any dispute between one or more Lenders and the Agent or the Revolving Credit Agent, (iii) legal proceedings between one or more of the Indemnified Persons and one or more of the Credit Parties in which the applicable Credit Party or Credit Parties prevail (based upon the standards of liability set forth herein), and (iv) the L/C Issuer's failure to make lawful payment under a Letter of Credit after the presentation to it of a draft strictly complying with the terms and conditions of the Letter of Credit, unless such failure to make lawful payment was compelled by an injunction or otherwise prohibited or impossible.

            (ii) As between Revolving Credit Agent and any Revolving Lender and Borrowers, except as expressly excluded from the indemnifications set forth above, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Revolving Credit Agent nor any Revolving Lender shall be responsible, except as expressly excluded from the indemnifications set forth above,: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Revolving Credit Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms;
(F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Revolving Credit Agent or any Revolving Lender. None of the above shall affect, impair, or prevent the vesting of any of Revolving Credit Agent's or any Revolving Lender's rights or powers hereunder or under the Agreement.

            (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer.

                                                                           DRAFT

                              ANNEX C (SECTION 1.7)
                                       -----------
                                       TO

                                CREDIT AGREEMENT
                                ----------------

                             CASH MANAGEMENT SYSTEMS
                             -----------------------

      Each Borrower shall establish and maintain the Cash Management Systems described below:

      (a) Borrowers shall, subject to paragraph (d) below, (i) establish one or more Blocked Accounts (each, a "Blocked Account") at one of the banks set forth on Disclosure Schedule 3.19, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to a Blocked Account, and (ii) deposit promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Blocked Account) into the Blocked Account bank (the "Blocked Account Bank").

      (b) Revolving Credit Agent shall established a concentration account in its name, on behalf of the Borrowers (the "Concentration Account") at the bank that shall be designated as the concentration account bank ("Concentration Account Bank") for Revolving Credit Agent on Disclosure Schedule 3.19.

      (c) The Concentration Account Bank and each Blocked Account Bank, shall enter into a blocked account agreement with Revolving Credit Agent, for the benefit of Lenders, and the applicable Borrowers thereof, in form and substance reasonably acceptable to Revolving Credit Agent, which shall become operative on or prior to the Closing Date. The blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Revolving Credit Agent, on behalf of Lenders,
(ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to each bank at which a Blocked Account is located, such bank agrees to forward immediately all collected amounts in each Blocked Account maintained by such Blocked Account Bank to the Concentration Account Bank and to commence the process of daily sweeps from the Blocked Accounts into the Concentration Account. The Borrowers shall not accumulate or maintain cash in any accounts other than Blocked Accounts except for (a) amounts not in excess of $600,000 in the aggregate at any one time in the Borrowers' payroll account(s), from which no amounts may be withdrawn except for the ACH funding of tax and payroll obligations, and (b) amounts not in excess of $15,000 at any one time per Borrower or $100,000 at any one time in the aggregate for all Borrowers, held in petty cash accounts to meet minimum balance and minimal operational requirements.

      (d) So long as no Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule 3.19 to replace any Blocked Account Bank or replace or amend any Disbursement Account; provided, however, that prior to the time of the opening of any Blocked Account or Disbursement Account, the applicable Borrower and such bank shall have executed and delivered to Revolving Credit Agent a blocked account agreement, in form and substance reasonably satisfactory to Revolving Credit Agent. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Revolving Credit Agent that the creditworthiness of any bank holding an account is no longer acceptable in Revolving Credit Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Revolving Credit Agent that the operating performance, funds transfer and/or availability procedures with respect to the Blocked Accounts of the bank holding such accounts is no longer acceptable in Revolving Credit Agent's reasonable judgment.

      (e) The Blocked Account, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower shall have granted a Lien to Revolving Credit Agent, on behalf of the Lenders, pursuant to the Deposit Pledge Agreement.

      (f) All amounts deposited in the Concentration Account shall be deemed received by Revolving Credit Agent in accordance with Section 1.9 of the Agreement and shall be applied (and allocated) by Revolving Credit Agent in accordance with Section 1.10 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Concentration Account.

      (g) Each Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to Revolving Credit Agent into which Revolving Credit Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.3.

      (h) Each Borrower shall (i) hold in trust for Revolving Credit Agent, for the benefit of the Lenders, all checks, cash and other items of payment received by such Borrower, and (ii) within one (1) Business Day after receipt by such Borrower of any checks, cash or other items or payment, deposit the same into the Borrowers' Blocked Accounts. Each Borrower acknowledges and agrees that all cash, checks, or items of payment consisting of proceeds of collateral are subject to a lien for the benefit of the Lenders, and all proceeds of the sale or other disposition of any collateral shall be deposited directly into a Blocked Account except that as provided in Section (c) above.

                            ANNEX D (SECTION 2.1(A))
                                     --------------

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS
                    ----------------------------------------

In addition to, and not in limitation of, the conditions described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

      A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

      B. Revolving Notes and Term Notes. Duly executed originals of the Revolving Notes and Term Notes dated the Closing Date.

      C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

      D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

      E. Security Interests and Code Filings.

            (a) Evidence satisfactory to Agent and Revolving Credit Agent that Agent and Revolving Credit Agent (for the benefit of the Lenders) have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances and except to the extent that the Lenders and the Agent, pursuant to this Agreement and the other Operative Documents have specifically permitted the Credit Parties not to take certain specified action necessary to perfect such security interest), including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent or Revolving Credit Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date) and Permitted Encumbrances.

            (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

            (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

      F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance reasonably satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the Prior Lender releasing all Liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

      G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

      H. Holdings Guaranty. Duly executed originals of the Holdings Guaranty, dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

      I. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from the Borrower Representative, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of the Borrowers as a whole as of (i) with respect to Inventory, December 31, 2001, and (ii) with respect to Accounts, a date not more than seven
(7) days prior to the Closing Date.

      J. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

      K. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loan, the Master Lease, and the initial Revolving Credit Advance.

      L. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed blocked account and lock box agreements, reasonably satisfactory to Agent, with the banks as required by Annex C.

      M. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status if available) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not result in a material adverse effect upon the properties, business, or financial condition of such Credit Party), each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

      N. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, and stockholders, if necessary, approving and authorizing the execution, delivery and performance of the Operative Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

      O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Operative Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

      P. Opinions of Counsel. Duly executed originals of opinions of counsel for the Credit Parties, together with any local counsel opinions requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

      Q. Pledge Agreement. Duly executed originals of the Pledge Agreement accompanied by share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank.

      R. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with
Section 4.2.

      S. Solvency Certificate. The Credit Parties shall deliver to Agent for the benefit of Lenders a solvency certificate reasonably satisfactory in form and substance to the Agent and executed by a Responsible Officer of the Credit Parties.

      T. Fee Letter. Duly executed originals of the Fee Letter.

      U. Officer's Certificate. Agent shall have received duly executed originals of a certificate of a Responsible Officer of each Borrower, dated the Closing Date, stating that there has been, since the last audited financial statements, other than as set forth in the third-quarter 10-Q filing with the Securities and Exchange Commission with respect to the period ending September 30, 2001 or as otherwise expressly reported in writing to the Agent and the Lenders (including, without limitation, in this Agreement and the other Operative Documents, no material adverse change in the business, financial or other condition of the Borrowers, taken as a whole, the industries in which the Borrowers operate, the Collateral, or in the prospects or projections of the Borrowers, taken as a whole, (ii) no litigation commenced which, if successful, would have a Material Adverse Effect, and (iii) no material increase in the liabilities, liquidated or contingent, of the Borrowers taken as a whole, or a material decrease in the assets of the Borrowers taken as a whole.

      V. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to Section 5.9.

      W. Mortgages. Mortgages covering all of the owned Real Estate (the "Mortgaged Properties") together with the related items described in Section 5.11, and, to the extent required by the Lenders, Mortgages covering certain leased Real Estate; provided, however, that Mortgages received with respect to leasehold properties located in the State of New York shall not be required to be recorded until the Requisite Lenders request such recordation in accordance with Section 5.12.

      X. Assignment of Leases. Agent and Lenders shall have received any and all assignments of leases, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate.

      Y. Subordination, Non-Disturbance and Attornment Agreements. Agent and Lenders shall have received any and all subordination, non-disturbance and attornment agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate.

      Z. Ground Lease. Agent shall receive an executed copy of any ground leases between landlord and tenant, as Agent shall have deemed necessary or appropriate.

      AA. Subordination and Intercreditor Agreements. Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party.

      BB. Environmental Reports. Agent shall have received Phase I Environmental Site Assessment Reports on all of the Real Estate, all in form and substance satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports.

      CC. Appraisals. Agent shall have received appraisals as to all Equipment and as to each parcel of Real Estate owned by each Borrower of the Mortgaged Properties, each of which shall be in form and substance satisfactory to Agent.

      DD. Financials; Financial Condition. Agent shall have received Borrowers' final Financial Statements for their Fiscal Quarter ended September 30, 2001, certified by a Responsible Officer of the Credit Parties. Each Borrower shall have provided Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, and Projections in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of a Responsible Officer of each Borrower, based on such Projections, to the effect that the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower's good faith and reasonable estimates of its future financial performance.

      EE. Manager's Agreements. A subordination agreement or other agreement of undertaking satisfactory to the Agent and the Lenders, executed by each non-employee equity holder (or Affiliate of any equity holder) providing management or consulting services to any of the Credit Parties, confirming (i) the restrictions set forth in Section 6.4(c) and (ii) the subordination of all amounts owed to such managers to the repayment of the Obligations.

      FF. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                            ANNEX E (SECTION 4.1(A))
                                     --------------

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING
                -------------------------------------------------

      Borrowers shall deliver or cause to be delivered to Agent and Lenders the following:

      (a) Monthly Financials. Within forty-five (45) days after the end of each Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by a Responsible Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certificate of a Responsible Officer of Borrower Representative that (x) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (y) there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default; In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each month, a management discussion and analysis which includes a comparison to budget for that month and a comparison of performance for that month to the corresponding period in the prior year.

      (b) Quarterly Financials. Within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by a Responsible Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate" showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G which is tested on a quarterly basis and (B) the certification of a Responsible Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

      (c) Operating Plan. As soon as available, but not later than February 15, 2002 and February 1 of each Fiscal Year thereafter, an annual operating plan for each Borrower, approved by the Board of Directors of such Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

      (d) Annual Audited Financials. Within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on an audited consolidated and an unaudited consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of a Responsible Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position and results of operations of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

      (e) Management Letters. Within five (5) Business Days after receipt thereof by any Credit Party, copies of all final management letters received by such Credit Party from its independent certified public accountants;

      (f) Default Notices. As soon as practicable, and in any event within five
(5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

      (g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders;
(ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

      (h) Subordinated Debt and Equity Notices. As soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

      (i) Supplemental Schedules. Supplemental disclosures, if any, required by
Section 5.6 of the Agreement;

      (j) Litigation. Promptly upon the commencement thereof, but in any event, not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Credit Party, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall;

      (k) Insurance Notices. Disclosure of losses or casualties required by
Section 5.4 of the Agreement;

      (l) Lease Default Notices. Copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion; and

      (m) Lease Amendments. Copies of all material amendments to real estate leases.

      (n) ERISA Notices. (i) as soon as possible and in any event within 10 days after any Credit Party or any ERISA Affiliate thereof knows or has reason to know that (A) any ERISA Event with respect to any Plan has occurred or (B) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to a Plan, a statement of a senior officer of the Borrower Representative setting forth the details of such occurrence and the action, if any, which such Credit Party or such ERISA Affiliate proposes to take with respect thereto, (ii) promptly and in any event within three days after receipt thereof by any Credit Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Credit Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan and Multiemployer Plan, (iv) promptly and in any event within 10 days after any Credit Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to a Plan,
(v) promptly and in any event within 3 days after receipt thereof by any Credit Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Credit Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (vi) promptly and in any event within 10 days after any Credit Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Credit Party or such ERISA Affiliate thereof.

      (o) Material Contracts. As soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Credit Party executes or receives in connection with any Material Contract.

      (p) Governmental Investigations. Unless precluded from doing so by regulation or agreement with a Governmental Authority, promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Credit Party other than routine inquires by such Governmental Authority.

      (q) Enterprise Valuation Report. As soon as practicable after request by any Lender, an enterprise valuation report prepared by an appraiser satisfactory to the Lenders; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrowers shall not be required to pay for more than one enterprise valuation report (whether for one or more than one of the Credit Parties) per year.

      (r) Other Documents. Such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

                            ANNEX F (SECTION 4.1(B))
                                     --------------

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                               COLLATERAL REPORTS
                               ------------------

      Borrowers shall deliver or cause to be delivered the following:

      (a) To Revolving Credit Agent and each Lender, upon its request, and in no event less frequently than fifteen (15) days after the end of each Fiscal Month, each of the following:

            (i) a Borrowing Base Certificate with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Revolving Credit Agent in its reasonable discretion;

            (ii) with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Revolving Credit Agent in its reasonable discretion; and

            (iii) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Revolving Credit Agent in its reasonable discretion.

      (b) To Revolving Credit Agent and each Lender, on a weekly basis or at such more frequent intervals as Revolving Credit Agent may request from time to time, collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of such Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Revolving Credit Agent in its reasonable discretion;

      (c) To Revolving Credit Agent and each Lender, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of each Borrower to such Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Revolving Credit Agent in its reasonable discretion;

      (d) To Revolving Credit Agent and each Lender, at the time of delivery of each of the quarterly or annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

      (e) Each Borrower, at its own expense, shall deliver to Revolving Credit Agent and each Lender the results of each physical verification, if any, which such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if an Event of Default shall have occurred and be continuing, each Borrower shall, upon the request of Revolving Credit Agent, conduct, and deliver the results of, such physical verifications as Revolving Credit Agent may require);

      (f) Each Borrower, at its own expense, shall deliver to Revolving Credit Agent and Agent and each Lender such appraisals of its assets as Revolving Credit Agent or Agent may request at any time after the occurrence and during the continuance of an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, reasonably satisfactory to Agent and Revolving Credit Agent and each Lender; and

      (g) The Borrower, at its own expense, shall deliver to the Revolving Credit Agent, the Agent, and the Lenders such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Agent or Revolving Credit Agent or any Lender shall from time to time request in its reasonable discretion.

      (h) If the Borrowers move Inventory in the ordinary course of business to locations for which the Borrowers have not obtained the requisite mortgagee agreements, landlord's agreement, and/or bailee letters, if the total value of Eligible Inventory maintained at such locations exceeds the amount of the deductions for Eligible Inventory maintained in such locations, as reflected on the most recent Borrowing Base Certificate delivered to the Revolving Credit Agent, the Borrower shall, on or prior to the date of such movement of Inventory, deliver a new Borrowing Base Certificate to the Revolving Credit Agent indicating such movement.

                             ANNEX G (SECTION 6.10)
                                      ------------

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                               FINANCIAL COVENANTS
                               -------------------

      Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

      (a) Maximum Capital Expenditures. Borrowers and their Subsidiaries on a consolidated basis shall not make Capital Expenditures that exceed (i) for the Fiscal Year ending December 31, 2002, $5,000,000 and (ii) for each fiscal year thereafter, the sum of (1) $5,000,000 plus (2) 35% of the amount, up to $2,500,000, by which the Borrowers' Consolidated EBITDA for the prior year exceeded $27,500,000, plus (3) 50% of the amount by which the Borrowers' Consolidated EBITDA for the prior year exceeded $30,000,000.

       (b) Minimum Consolidated Fixed Charge Coverage Ratio. Borrowers and their Subsidiaries shall have, at the end of each Fiscal Quarter set forth below, a Consolidated Fixed Charge Coverage Ratio for the Measurement Period then ended of not less than the following:

            .75x for the Fiscal Quarter ending March 31, 2002;

            .75x for the Fiscal Quarter ending June 30, 2002;

            .80x for the Fiscal Quarter ending September 30, 2002;

            .90x for the Fiscal Quarter ending December 31, 2002;

            1.00x for the Fiscal Quarter ending March 31, 2003; and

            1.10x for each Fiscal Quarter ending thereafter.

      (c) Maximum Consolidated Senior Leverage Ratio. Borrowers and their Subsidiaries shall have, at the end of each Fiscal Quarter set forth below, a Consolidated Senior Leverage Ratio of not more than the following:

            3.00x for the Fiscal Quarter ending December 31, 2001;

            3.00x for the Fiscal Quarter ending March 31, 2002;

            3.25x for the Fiscal Quarter ending June 30, 2002;

            3.25x for the Fiscal Quarter ending September 30, 2002;

            2.75x for the Fiscal Quarter ending December 31, 2002;

            2.75x for the Fiscal Quarter ending March 31, 2003; and

            2.50x for each Fiscal Quarter ending thereafter.

      (d) Minimum Consolidated Senior Interest Coverage Ratio. Borrowers and their Subsidiaries shall have at the end of each Fiscal Quarter set forth below, a Consolidated Senior Interest Coverage Ratio for the applicable Measurement Period of not less than the following:

            2.75x for the Fiscal Quarter ending March 31, 2002;

            2.75x for the Fiscal Quarter ending June 30, 2002; and

            3.00 x for each Fiscal Quarter ending thereafter.

      (e) Minimum Consolidated Total Interest Coverage Ratio. Borrowers and their Subsidiaries shall have at the end of each Fiscal Quarter set forth below, a Consolidated Interest Coverage Ratio for the Measurement Period then ended of not less than the following:

            .85x for the Fiscal Quarter ending March 31, 2002;

            .85x for the Fiscal Quarter ending June 30, 2002;

            1.00x for the Fiscal Quarter ending September 30, 2002;

            1.15x for the Fiscal Quarter ending December 31, 2002;

            1.15x for the Fiscal Quarter ending March 31, 2003; and

            1.25x for each Fiscal Quarter ending thereafter.


For the purposes of the calculation of the Financial Covenants set forth in this Annex G, the "EBITDA" shall be subject to the following adjustments for the following periods:

      Quarter 1,  2001  $922,000

      Quarter 2, 2001   $174,000

      Quarter 3, 2001   $10,085,000

      Quarter 4, 2001   $427,000



      Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Operative Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by any Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Operative Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Operative Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                            ANNEX H (SECTION 9.9(A))
                                     --------------

                                       to

                                CREDIT AGREEMENT
                                ----------------

                            WIRE TRANSFER INFORMATION
                            -------------------------

General Electric Capital Corporation:


Bank Name:  Bankers Trust

ABA #: 021001033

City & State: New York, New York

Account No.:  50202962

Re: Precision Partners, Inc


Ableco Finance LLC:





Bank Name:  Chase Manhattan Bank of Texas, N.A.


ABA #: 113000609

Account No.:  00102619468


BNF:  Wires-Clearing-Asset Backed Securities

Re: Jason Vickers / Ableco Finance/Acct. # 2316401 - Precision Partners

                             ANNEX I (SECTION 11.10)
                                     ---------------

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                                NOTICE ADDRESSES
                                ----------------

(A)   If to Agent or GE Capital, at


      General Electric Capital Corporation

      ------------------------------------


      ------------------------------------


      Attention: _________________________


      Telecopier No.: ____________________


      Telephone No.:  ____________________


      with copies to:



      Attention:


      Telecopier No.:


      Telephone No.:


      and

      General Electric Capital Corporation

      ------------------------------------


      ------------------------------------


      Attention:  ________________________


      Telecopier No.: ____________________


      Telephone No.:  ____________________


(B)   If to Revolving Credit Agent or ___________, at


      ------------------------------------


      ------------------------------------


      ------------------------------------


      Attention: _________________________


      Telecopier No.: ____________________


      Telephone No.:  ____________________


      with copies to:



      Attention:


      Telecopier No.:


      Telephone No.:



(C)   If to any Borrower, to Borrower Representative, at



      Attention:


      Telecopier No.:


      Telephone No.:



      with copies to:



      Attention:


      Telecopier No.:


      Telephone No.:



(D)   If to Ableco, at


      Attention:


      Telecopier No.:


      Telephone No.:



      with copies to:



      Attention:


      Telecopier No.:


      Telephone No.:

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                               --------------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------

                                                                       Lender(s)

Revolving Loan Commitment


[XYZ] Term Loan Commitment:

$
 --------------------------


[ABC] Term Loan Commitment:

$
 --------------------------


[DEF] Term Loan Commitment:

$
 --------------------------


[GHI] Capital Lease Commitment:

$
 --------------------------

                             DISCLOSURE SCHEDULE 1.1
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------

Revolving Credit Agent:



-----------------------


-----------------------


-----------------------

                             DISCLOSURE SCHEDULE 1.3
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------



                            Sources and Uses of Funds

                             DISCLOSURE SCHEDULE 1.9
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------

                                Wire Instructions

                                    For Agent


                            Bank Name: Bankers Trust

                                ABA #: 021001033

                        City & State: New York, New York

                              Account No.: 50202962

                          Re: Precision Partners, Inc.

                             DISCLOSURE SCHEDULE 3.1
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


               Jurisdictions of Incorporation of each Credit Party

                                       and

            Organizational Identification Number of each Credit Party

                             DISCLOSURE SCHEDULE 3.2
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


               Chief Executive Office, Principal Place of Business

                     Federal Employer Identification Number

                              of each Credit Party

                           DISCLOSURE SCHEDULE 3.4(A)
                           --------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                              Financial Statements

                             DISCLOSURE SCHEDULE 3.5
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


Any contract, lease or other agreement or instrument entered into by any Credit
        Party or which has become binding upon any Credit Party's assets

                             DISCLOSURE SCHEDULE 3.6
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                              List of Real Property

              owned, leased, subleased, or used by any Credit Party

                             DISCLOSURE SCHEDULE 3.7
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


            Collective Bargaining Agreements, Management Agreements,

                 Consulting Agreements and Employment agreements

                             DISCLOSURE SCHEDULE 3.8
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                  Subsidiaries, Joint Ventures or Partnerships

        and List of All Issued and Outstanding Stock of each Credit Party

                            DISCLOSURE SCHEDULE 3.11
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


             Tax Returns for which Filing Periods have been Extended

                            DISCLOSURE SCHEDULE 3.12
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                                      ERISA

                            DISCLOSURE SCHEDULE 3.13
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                        Pending or Threatened Litigation

                            DISCLOSURE SCHEDULE 3.15
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                              Intellectual Property

                            DISCLOSURE SCHEDULE 3.17
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                               Hazardous Materials

                            DISCLOSURE SCHEDULE 3.18
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                               Insurance Policies

                            DISCLOSURE SCHEDULE 3.19
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                                  Bank Accounts

                            DISCLOSURE SCHEDULE 3.20
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                             Governmental Contracts

                            DISCLOSURE SCHEDULE 3.21
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                        Change in Business Relationships

                            DISCLOSURE SCHEDULE 3.22
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                         Agreements and Other Documents

                             DISCLOSURE SCHEDULE 5.1
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                                   Trade Names

                            DISCLOSURE SCHEDULE 5.10
                            ------------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                              Collateral Locations

                             DISCLOSURE SCHEDULE 6.2
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                              Existing Investments

                             DISCLOSURE SCHEDULE 6.3
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                  Outstanding Indebtedness of each Credit Party

                             as of the Closing Date

                           DISCLOSURE SCHEDULE 6.4(A)

                                       to

                                CREDIT AGREEMENT


                     Transactions with other Credit Parties

                             DISCLOSURE SCHEDULE 6.7
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                                      Liens

                             DISCLOSURE SCHEDULE 6.8
                             -----------------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                              Disposition of Assets

                                EXHIBIT 1.1.1(A)
                                ----------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                   Form of Notice of Revolving Credit Advance

                                EXHIBIT 1.1.1(B)
                                ----------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                             Form of Revolving Note

                                EXHIBIT 1.1.2(A)
                                ----------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                                Form of Term Note

                                 EXHIBIT 1.4(E)
                                 --------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                          Form of Notice of Conversion

                                 EXHIBIT 4.1(B)
                                 --------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                       Form of Borrowing Base Certificate

                                 EXHIBIT 9.1(A)
                                 --------------

                                       to

                                CREDIT AGREEMENT
                                ----------------


                          Form of Assignment Agreement